UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

HYGIENIC DRESS LEAGUE CORP.

(Exact name of registrant as specified in its charter)

Delaware	87-3754295
(State of Incorporation)	(Federal EIN)

ICC# 2741

Primary Standard Industrial Classification Code Number

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steve Coy

Chief Executive Officer

405 West Grand Blvd.

Detroit, MI 48216

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Agents of Delaware Inc.

257 Old Churchmans Rd

New Castle DE 19720

(302) 544-4267

With a copy to:

Andrew Bull, Esq.

Bull Blockchain Law, LLP

21 S. 11th Street, Floor 2

Philadelphia, PA 19107

Andrew@bullblockchainlaw.com

(215) 695-5860

PRELIMINARY OFFERING CIRCULAR

An offering statement pursuant to Regulation A relating to these tokenized securities has been filed with the Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular (“Offering Circular”) is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

As filed with the Securities and Exchange Commission on September 28, 2022

Offering Circular

HYGIENIC DRESS LEAGUE CORP.

Up to Six Hundred Fifty-Six Thousand Two Hundred Fifty (656,250) Shares of Class B Non-Voting Common Stock Represented by HDL Tokens

HYGIENIC DRESS LEAGUE CORP. (“we” or the “Company”), a Delaware corporation (together with its affiliates, “HDL”), is offering up to Six Hundred Fifty-Six Thousand Two Hundred Fifty (656,250) shares of Class B Common Stock (the “Offering”) represented by digital tokens, referred to as the HDL Tokens (the “HDL Tokens”). The offering price per share is $10.00 per HDL Token, for an aggregate Offering amount of up to $6,562,500. There is no required minimum number of HDL Tokens or amount of proceeds that must be sold as a condition to completion of this Offering.

We have two classes of authorized common stock, Class A Voting Common Stock and Class B Non-Voting Common Stock. All shares of our capital stock outstanding prior to this Offering are shares of our Class A Voting Common Stock. The rights of the holders of Class A Common Stock and Class B Common Stock are identical, except with respect to voting. Our Class B Common Stock will be non-voting. Each share of Class A Common Stock is entitled to one (1) vote per share. Class A Common Stock will represent approximately one hundred (100%) percent of the voting power of our outstanding capital stock immediately following the closing of this Offering. We expect our Class B Common Stock, represented by HDL Tokens, to become available for trading on the alternative trading system (“ATS”) operated by Securitize Markets, LLC (“Securitize ATS”) , subject to its customary due diligence. However, we cannot provide any assurance that we will be successful in making our Class B Common Stock available to trade on any ATS, including the Securitize ATS.

Each share of our Class B Common Stock will be represented by a digital common stock token, hereinafter referred to as the HDL Token(s). Our transfer agent, Securitize LLC, a Delaware limited liability company (the ‘‘Transfer Agent’’ or ‘‘Securitize’’) will handle all transfers of our Class B Common Stock, and the Securitize ATS will support secondary trading of Class B Common Stock; however, it is not a condition to the closing of the Offering that the Class B Common Stock be admitted for trading on the Securitize ATS or any other ATS. Holders of HDL Tokens will always have the ability to transfer such HDL Tokens through the book-entry transfer facilities of Securitize. Should we make HDL Tokens available, we reserve the right to discontinue the usage of HDL Tokens and revert to traditional or other methods of share certification.

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In order to purchase HDL Tokens, a potential purchaser must first create an account via the Securitize dashboard. The Securitize dashboard is accessible via the HDL website. Potential purchasers must pay the purchase price for the HDL Tokens in U.S. dollars or USDC. All of proceeds for the sale of our HDL Tokens will be held by Transfer Agent on behalf of HDL in a designated custodian account the Transfer Agent has established with Prime Trust, LLC (the “Escrow Agent”). All USDC received by the Escrow Agent shall be converted into the equivalent USD amount which will be calculated based on publicly available exchange rates at the point in time at which a purchaser transfers USDC to Escrow Agent to participate in this offering. Potential purchasers must also pay any applicable network fees required to transact in USDC, which is paid directly to the crypto asset’s network, not to HDL. Upon the closing of the Offering, our Transfer Agent will record the issuance of each share of Class B Common Stock to the relevant purchasers of the HDL Tokens and release the escrowed proceeds in USD to HDL. If the Offering is terminated or expires prior to the closing of the Offering and no shares of our Class B Common Stock have been issued, we will direct the Transfer Agent to release the escrowed proceeds back to the relevant purchasers. Escrowed proceeds will be released back in the amount and form of payment that was made on the original date of payment, and payments will be returned in the same crypto asset that such payment was made in. If the offering is terminated or expires for any reason or if we reject a purchaser’s subscription for any reason, and no shares of our Class B Common Stock have been issued to such purchaser, we will not have any obligation to such purchaser except to return such purchaser’s subscription payment in USD or USDC.

Six Hundred Fifty-Six Thousand Two Hundred Fifty (656,250) shares of Class B Common Stock represented by HDL Tokens at a price of $10.00 per HDL Token to “qualified purchasers” generally (as such term is defined under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”)). HDL Tokens are digital representations of Class B Common Stock. As a shareholder of the Company, purchasers of HDL Tokens enjoy additional benefits, such as early and exclusive access to events and HDL art installations.

This Offering will commence within two (2) calendar days following the qualification of the Offering. The Offering will terminate at the earlier of (1) December 31, 2022; (2) the date on which all Six Hundred Fifty-Six Thousand Two Hundred Fifty (656,250) shares of Class B Common Stock represented by HDL Tokens have been sold; (3) the date which is one year after this Offering is qualified by the U.S. Securities and Exchange Commission (the “SEC,” or the “Commission”); or (4) the date which this Offering is earlier terminated by the Company in its sole discretion (collectively, referred to as the “Termination Date”).

Investing in the HDL Tokens is speculative and involves substantial risk. You should purchase the HDL Tokens only if you can afford a complete loss of your investment. See the section titled “Risk Factors” beginning on page 12 to read about factors you should consider before buying the HDL Tokens.

Neither the SEC nor any state securities commission has approved or disapproved the HDL Tokens or determined if this Offering Circular is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial Offering price	$10.00	$6,562,500
Proceeds to HDL, before expenses	$10.00	$6,562,500

___________________

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering Circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We are following the “Offering Circular” disclosure format under Regulation A.

The date of this offering circular is September 28, 2022

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IMPORTANT INFORMATION ABOUT THIS
OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any accompanying Offering Circular supplements, which we refer to collectively as the “Offering Circular.” You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This Offering Circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material developments, we will provide an offering circular supplement that may add, update, or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Where You Can Find Additional Information” below for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov.

The Company will be permitted to make a determination that the purchasers of HDL Tokens in this offering are “qualified purchasers” in reliance on the information and representations provided by the purchaser regarding the purchaser’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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TABLE OF CONTENTS

OFFERING SUMMARY	6

RISK FACTORS	12

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	24

USE OF PROCEEDS	25

DIVIDEND POLICY	26

CAPITALIZATION	27

MANAGEMENT’S DISCUSSION AND ANALYSIS	28

BUSINESS	31

MANAGEMENT	34

EXECUTIVE COMPENSATION	36

Principal Stockholders	36

DESCRIPTION OF THE SECURITIES BEING OFFERED	37

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	38

PLAN OF DISTRIBUTION	41

LEGAL MATTERS	47

EXPERTS	48

WHERE YOU CAN FIND ADDITIONAL INFORMATION	49

FINANCIALS	50

___________________

We have not authorized anyone to provide any information or to make any representations other than those contained in this Offering Circular or in any “test the waters” materials we have prepared. We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. This Offering Circular is an offer to sell only the HDL Tokens offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

To the extent the information in this Offering Circular, without regard to any ‘‘testing the waters’’ materials, conflicts with, or differs from, the information provided in any ‘‘testing the waters’’ materials, the information in this Offering Circular, again without regard to any ‘‘testing the waters’’ materials, supersedes and replaces any such conflicting or differing information.

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OFFERING SUMMARY

This offering summary highlights material information regarding the HDL Tokens, our business, and this offering. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire offering circular carefully, including the “Risk Factors” section, before making a decision to invest in our tokens. Unless the context requires otherwise, in this offering the terms “we,” “us” and “our” refer to HDL Corp., the issuer of the HDL Tokens.

This offering circular uses certain technical terms. These technical terms are defined in the “Glossary” beginning on page 15 in this offering circular. Each term in the Glossary is rendered in bold in its initial use in each of (i) the offering summary through management’s discussion and analysis of financial condition and results of operations and (ii) the remainder of this offering circular.

Overview

We are an immersive concept art company developing, sponsoring, and commercializing innovative open source-based art works and exhibitions using blockchain technologies, e.g., cryptographic tokens and Non-Fungible Tokens (“NFTs”), to create conceptual and performance art. Thus far, HDL’s vision and art exhibitions have manifested as TV commercials, public art installations, fleeting out-of-home projections, and augmented reality experiences. HDL’s goal is to create novel and unique art experiences that leverage blockchain innovation and allows for the usage and sale of NFTs.

In addition to being shareholders of HDL, HDL Token holders will have early access to HDL art exhibits, sponsored events, and immersive experiences. For example, the Company intends on launching a series of physical immersive art exhibits, whereby HDL Token holders will be able to gain access physically and virtually via their proof of ownership of HDL Tokens. The ultimate goal of the Company is to allow HDL Token holders and the general public to explore aspects of the human condition and contemporary society via immersive digital and physical art by leveraging blockchain innovation to create a novel and unique experience.

TERMS OF THIS OFFERING

Summary	We are offering Six Hundred Fifty-Six Thousand Two Hundred Fifty (656,250) shares of Class B Common Stock, represented by HDL Tokens to qualified purchasers generally through this Offering

The HDL Tokens

We are distributing HDL Tokens as digital representations of our Class B Common Stock. Each HDL Token distributed in this Offering will, upon sale and distribution, be categorized as a security in the form of a crypto asset recorded on blockchain technology. HDL Tokens are the “digital” tokens representing ownership of Class B Common Stock in Hygienic Dress League Corp. (“HDL”). By “digital” token, we mean that the HDL Tokens are the digital representation of ownership of shares of Class B Common Stock in HDL.

The HDL Tokens will also act as the digital key to access the immersive art exhibits, events, and experiences created by HDL. In addition, holders of HDL Tokens will also be permitted to participate in non-binding polling regarding potential art works, exhibits, events, and experiences that will be created by HDL. Additional utility and benefits may be added to the HDL Tokens in the future.

Pricing	We are offering the HDL Tokens in this Offering at $10.00 per HDL Token.

Term	The Offering will commence within two (2) calendar days after the offering statement in which this Offering Circular is included has been qualified by the SEC. This Offering will continue until the earliest of (i) December 31, 2022, (ii) the date on which all Six Hundred Fifty-Six Thousand Two Hundred Fifty (656,250 shares of Class B Common Stock represented by HDL Tokens have been sold, (iii) the date which is one year after this offering is qualified by the SEC, or (iv) the date on which this offering is earlier terminated by the Company in its sole discretion.

Distributions to Investors	We will distribute HDL Tokens to all investors in one distribution upon closing of the Offering and no later than thirty (30) days after the closing of this Offering, or we shall return investor funds and allow investors to revoke subscriptions.

Investor Qualifications	Investors may be either “accredited investors” within the meaning of Regulation D under the Securities Act, or any other investors so long as their investment in the HDL Tokens does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

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Minimum Purchase Requirements	Investors in the Offering must commit to a minimum purchase amount of five hundred dollars ($500.00) for fifty (50) HDL Tokens in this Offering. This minimum purchase requirement may be waived at the discretion of HDL.

Maximum Purchase Amount	Purchasers through the Offering are only subject to the limits on investment set forth in “Investor Qualifications,” although there is no guarantee that any such purchaser will receive all the HDL Tokens they subscribe for as further discussed in the section of this Offering Circular captioned “Plan of Distribution.”

How to Subscribe (cash offering)	Prospective investors in the Offering may submit subscription agreements through our website at www.hdlcorp.io that will be available within two (2) calendar days of the qualification of this Offering Circular. Each investor in this Offering will be provided with access to an electronic version of the Offering Circular. We will also enlist the services of a partner to provide anti-money laundering, know-your-customer, and other investor verification services.

We will accept payment of purchase price in U.S. dollars and USDC.

USDC's value will be pegged one-to-one to the U.S. Dollar for the purposes of this offering. Subscription amounts received shall be held by the Escrow Agent in a custody account until the closing of the cash offering.

Payment for HDL Tokens sold through this Offering will be accepted on a rolling basis during the term of the Offering upon or shortly after submission of a subscription agreement by a potential investor. HDL will deliver HDL Tokens to purchasers’ digital wallet addresses upon the distributions of HDL Tokens referenced in “— Distributions to Investors” above. Upon any rejection of a subscription or our failure to deliver the HDL Tokens sold in this Offering, all funds received in connection with such subscription will be promptly returned to such investor without interest. Such refund will be paid in USD or USDC in the same amount as paid by such investors.

Recordation of Ownership	Ownership of the HDL Tokens purchased through this Offering will be recorded on the Polygon blockchain network by our Transfer Agent at the time when the HDL Tokens are delivered.

Use of Proceeds	We intend to use the proceeds of this offering, net of any federal and state income taxes, for working capital and other general corporate purposes, including but not limited to development of the HDL Tokens, development of future artwork, payment of salaries, hiring employees and consultants, and organizing and hosting immersive art exhibits and experiences.

Trading of Class B Common Stock

The HDL Tokens distributed in this offering will not be restricted securities under federal securities law, and HDL anticipates that upon delivery, the HDL Tokens will be usable without restriction and freely tradeable on a registered exchange or alternative trading system for purposes of federal securities laws. There is no assurance that Securitize ATS or any other exchange, will approve our HDL Tokens for listing, there is no current public market for HDL Tokens, and one may never develop. As such, it is possible that the HDL Tokens may have limited liquidity as a result.

If the Class B Common Stock is approved to be quoted on the Securitize ATS, we will notify investors by filing a supplement to this Offering Circular (if this offering is still continuing at that time) and a Form 1-U, and posting a notice on www.hdlcorp.io, and seek to have the HDL Tokens listed for trading to the extent its listing requirements or rules can reasonably be complied with by HDL. Holders of HDL Tokens that wish to transfer these HDL Tokens will be required to make their own determination as to whether such transfer is in compliance with state and foreign securities laws.

Digital Format of HDL’s Class B Common Stock

We are offering shares of our Class B Common Stock represented by HDL Tokens. The HDL Tokens will be issued in book-entry form as reflected on the books of our Transfer Agent. Purchases or transfers of our HDL Tokens will be executed by the Transfer Agent.

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Our HDL Tokens exist solely as book-entry shares within the records of the Transfer Agent. Shares of our Class B Common Stock will not have traditional share certificates. We intend that each share of our Class B Common Stock will be represented by an HDL Token. HDL Tokens are only digital representations of our Class B Common Stock and cannot be traded independently of the Class B Common Stock. At the time of the commencement of this Offering, our HDL Tokens will not yet be available. We expect that our HDL Tokens will be available within nine (9) months of the qualification of this offering. If we make HDL Tokens available, we will notify our HDL Tokens holders by filing a Form 1-U and posting a notice on www.hdlcorp.io. We recognize that the use of HDL Tokens as representations of our Class B Common Stock is novel, and therefore we reserve the right to discontinue the usage of HDL Tokens. Should we choose to discontinue the usage of HDL Tokens, this decision would have no effect on the ability of holders of our Class B Common Stock to trade their Class B Common Stock on an ATS or through other means. The ownership and transfer of the HDL Tokens will be recorded in book-entry form by the Transfer Agent. If we make HDL Tokens available, a record of the movements of the HDL Tokens will be recorded on a blockchain network approved by our Transfer Agent using the HDL Tokens and the Transfer Agent will have access to that blockchain-based record. If a transfer or sale of HDL Tokens is made and the seller possesses HDL Tokens but does not transfer to the buyer the number of HDL Tokens that corresponds to the amount of HDL Tokens sold, the Transfer Agent will remove the relevant amount of HDL Tokens from the seller’s digital wallet and burn them, so that they no longer exist. If a purchaser of HDL Tokens has a digital wallet and wishes to possess HDL Tokens, but the seller of the HDL Tokens either did not possess HDL Tokens, or did not provide them to the purchaser, the Transfer Agent will provide the purchaser with new HDL Tokens.

Although records of secondary transfers of HDL Tokens between stockholders, which we refer to as ‘‘peer-to-peer’’ transactions, would be viewable on a blockchain network, record and beneficial ownership of our HDL Tokens are reflected solely on the book-entry records of the Transfer Agent. The Transfer Agent is regulated by the SEC and the Transfer Agent’s records constitute the only official shareholder records for our HDL Tokens and govern the record ownership of our HDL Tokens in all circumstances.

HDL Tokens are ‘‘Securitize DS Protocol’’ digital tokens that are transferable between approved accounts in peer-to-peer transactions on a blockchain network approved by the Transfer Agent. HDL Tokens are created, held, distributed, maintained, and deleted by the Transfer Agent, and not by HDL. The Transfer Agent uses the Securitize DS Standard (which can interface with various blockchain networks’ programming standards) to program any relevant compliance-related transfer restrictions that would traditionally have been printed on a paper stock certificate onto ‘‘smart contracts’’ (computer programs written to the relevant blockchain), which allows the smart contract to impose the relevant conditions on the transfer of the HDL Tokens. One example of such coding is a restriction on to whom HDL Tokens may be transferred. HDL Tokens cannot be created or deleted by any entity other than the Transfer Agent.

Overview of Our Business

Overview

Hygienic Dress League Corp. (“HDL”) is an immersive concept art company developing, sponsoring, and commercializing open source-based art works, immersive experiences, and exhibitions using blockchain technologies, e.g., cryptographic tokens and Non-Fungible Tokens (“NFTs”), to create novel conceptual and performance art. Thus far, HDL’s vision and exhibitions have manifested as TV commercials, public art installations, fleeting out-of-home projections, and augmented reality experiences. Fleeting out-of-home projections refers to a project where HDL will project video into steam vents the city of Detroit, Michigan. Projecting video from video projectors into steam created the effect of holograms. More holograms may be made through other art performances and installations using this or other projection techniques.

As its primary source of revenue, HDL will develop and sell various lines of art based NFTs in order to finance HDL’s activities, depending on market conditions. HDL will accept USD and cryptocurrency stable coins, primarily USDC, as consideration for NFTs it creates and sells in the normal course. USDC stable coin represents a 1:1 peg to USD and while it may meet the definition of a crypto asset, there is essentially no price fluctuation that occurs with crypto assets like bitcoin and ether. ETH may also be accepted by payment processors and/or APIs can be set up to create an instant conversion of ETH to USDC so HDL only receives USDC from any given transaction. HDL’s additional revenue streams will come in the form of traditional art commissions, sales of original artwork and entrance fees for exhibitions, immersive experiences and events. Commissions can come in the form of temporary artwork, permanent artwork, performances, and events. These can come from many different sources from private collectors to museums, curators, businesses, foundations, non-profits, and government entities and community organizations. HDL also plans to create and host its own unique events, exhibitions, and spaces both temporary and permanent, physical and virtual.

HDL will also collaborate with emerging and underrepresented artists to create unique art works and sculptures. Each piece of artwork or sculpture that results from these collaborations will have its own line of NFTs that HDL will mint and sell to the general public. HDL will be generating revenues from the primary and secondary sales of NFTs.

Blockchain Technology

HDL utilizes blockchain technology in the operations of its business which is an open, distributed ledger managed by a peer-to-peer network to record transactions between parties linked to the blockchain. The Bitcoin blockchain, and other blockchains, such as those of Ethereum and Litecoin, can be thought of as public record books of crypto asset transactions. These record books are ‘‘decentralized’’ or stored on multiple computers around the world.

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HDL Tokens sold in this Offering will be released on Polygon blockchain network. Polygon is a decentralized blockchain protocol that is built on top of the Ethereum platform and establishes a peer-to-peer network that securely executes token transactions and verifies application code, called smart contracts. Records of these transactions are immutable, verifiable, and securely distributed across the network, giving participants full ownership and visibility into transaction data. Users of the Polygon network must use the native MATIC token to execute transactions on the network. Transaction fees remain consistently low on the Polygon network.

Crypto Assets

Crypto assets are digital assets that exist on a particular blockchain and can be moved from one party to another party on that blockchain. There are different types of crypto assets, as some crypto assets represent stakes in a particular project, some add functionality to blockchain-based platforms, and some are intended to function like currencies, such as Bitcoin, and do not represent a stake in a particular project or company. Crypto assets are directly held by their owners and are immediately transferable, subject to applicable law.

Specifically, as it relates to the Company’s operations, the Company will create, sell, and distribute various works of art created by the Company which is then distributed and authenticated as a “non-fungible token” (“NFT”). At a basic level, an NFT is a digital asset that links ownership to a unique physical or digital item, such as works of art. Said differently, an NFT is a unique identifier that can cryptographically assign and prove ownership of a specific physical or digital asset.

NFT Secondary Sales Revenue Capture

HDL may capture revenue from the secondary sales of certain NFTs created and distributed by HDL via platforms such as OpenSea. For instance, OpenSea allows for a percentage fee to be set for when an NFT holder re-sells an NFT, the original NFT creator receives a portion of the proceeds from the sale. OpenSea uses smart contracts, designed for buying and selling unique digital assets that allows for the automatic capture of secondary revenue sales in addition to the transfer of the NFT from a seller to a purchaser.

Management Team

We believe that the quality of our team has had and will continue to have a strong and positive impact on our ability to develop and capitalize on the implementation of our business plan, including the development of art based NFTs, as well as immersive physical and digital art experiences. In that vein, we have assembled a talented group of artists, software engineers, directors, and other advisors who have been influential in the development of blockchain technologies and intellectual property across industries such as traditional art, immersive art, consensus algorithms, and security analysis. Note that the aforementioned artists, software engineers, directors and other advisors are not employees of the Company. Third party service providers and advisors such as Bull Blockchain Law, Securitize, or Securitize Markets are also not employees of the company.

Corporate History

We are a Delaware corporation founded in November 2021 for the purpose of developing the HDL Tokens and the implementation of our business plan of becoming a leading immersive art concept company that leverages blockchain innovation to create new forms or artistic expression and unique experiences.

Channels for Disclosure of Information

Investors, the media, and others should note that, following the completion of this offering, we intend to announce material information to the public regarding HDL and the Offering through filings with the SEC, HDL’s mailing list which is available for sign-up at https://www.hdlcorp.io (and archives of which can be accessed by following a link at the same website), press releases, public conference calls and webcasts. Information specifically relating to the HDL Tokens will be announced through www.hdlcorp.io. We also intend to announce information regarding HDL and its business, operating results, financial condition, and other matters through tweets on the HDL Twitter account, which can be accessed at https://twitter.com/hdlcorp.  Following qualification and prior to termination of this offering, we will file either a post-qualification amendment or supplement, depending on the facts and circumstances at the time, to provide any material new or changed information to investors, and that following qualification of the offering, we will have periodic and current reporting obligations.

Therefore, investors should monitor our website and the above social media account in addition to following its press releases, SEC filings, public conference calls, and webcasts. The social media channels that HDL intends to use as a means of disclosing the information described above may be updated from time to time as listed on HDL’s investor relations.

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Summary of Risk Factors

Investing in the HDL Tokens is speculative and involves substantial risks. You should purchase these crypto assets only if you can afford a complete loss of your investment. You should carefully review the “Risk Factors” section of this Offering Circular, beginning on page 12, which contains a detailed discussion of the material risks that you should consider before you invest in our tokens. These risks include the following:

•	There can be no assurance that any purchaser will achieve his or her investment objective or avoid substantial losses by investing in tokens. Instruments like the HDL Tokens entail a high degree of risk, and purchasers may lose some or all of their investment. A potential purchaser should invest in tokens only if able to withstand a total loss of their investment.
•	Crypto assets such as the HDL Tokens are a new and relatively untested product. There is considerable uncertainty about the asset class’s long-term viability, which could be affected by a variety of factors, including many market- based factors such as economic growth, inflation, and others. In addition, the success of the tokens and other types of crypto assets will depend on whether blockchains and other new technologies related to the tokens turn out to be useful and economically viable. We do not control any of these factors, and therefore may not be able to control the long-term success of the tokens or the ability of the tokens to maintain their value.
•	Certain portions of the proceeds of our sales made in reliance under Regulation D remain subject to return to the investors pending achievement of a milestone — see the section of this offering circular captioned
•	The offering price of our tokens was not established on an independent basis; after we commence operations, the actual value of your investment may be substantially less than what you pay.
•	Crypto assets like the HDL Tokens may be lost due to bugs in digital wallet software, loss of private keys, and many other reasons. While we have contracted with Securitize to provide the most secure network and process to avoid these issues, a potential purchaser should invest in tokens only if able to withstand a total loss of their investment resulting from a software or hardware bug or misuse of digital wallet or theft or loss of private keys.
•	Transactions in crypto assets such as the tokens and certain other virtual currencies may be irreversible. Failure to provide us with the correct wallet address under the control of the purchaser will, in most cases, result in the loss of your tokens. Loss of access to your wallet or compromise of your wallet’s private keys will, in most cases, result in the loss of your tokens.
•	If we raise substantially less than the maximum offering amount, we may not be able to successfully continue the development of the network and the value of your tokens may be adversely impacted.
•	We have a limited operating history, which makes it difficult to evaluate our business and prospects and may increase the risk associated with your investment.
•	The market in which we participate is intensely competitive, and we may not be able to compete successfully with our current or future competitors.
•	We may fail to manage the growth of the HDL and our growth effectively, which could cause our business to suffer and have an adverse effect on our financial condition and operating results.
•	This offering is being made pursuant to recently adopted rules and regulations under Regulation A of the Securities Act. The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested with regard to crypto-assets or digital tokens.

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GLOSSARY

A “block” is a discrete group of records written to a blockchain that can effectively be identified and referenced by the use of “headers” that contain a digital fingerprint of the records each block contains.

A “blockchain” is a database created and shared by the members of a peer-to-peer computer network which each member of that network can independently trust due to the rules governing the database’s creation. A blockchain can therefore be used to replace centralized databases.

“Consensus rules” are the rules governing the creation of new valid records in a blockchain database, and the mining algorithms used for this purpose, as described in the section of this offering captioned “

A “digital asset” (also referred to as a “crypto asset”) is any set of unique digital information—including, for example, programs, decentralized programs, isolated chunks of programming code, collections of data, e-mail or web addresses or cryptocurrency tokens—that is capable of being stored and uniquely tracked on a computer network and over which a user can maintain control through that network.

A “digital fingerprint” is a unique number of a fixed length that can be produced by running any set of digital information through something called a cryptographic “hash” function. Each set of digital information (including a digital asset, and the digital record of any network operation on that digital asset) should (as a practical matter) have a unique digital fingerprint, which allows that set of digital information to be identified. However, it is almost impossible to recreate a digital asset from its digital fingerprint.

A “digital signature” is a sequence of digital information combining a user’s private key and any digital information that the user wishes to “sign.” Any other party can use the user’s paired public key to verify that the digital signature is authentic, i.e., that it was generated from a particular piece of digital information and the user’s private key.

A “network operation” is any change to the information about a digital asset (or smart contract) stored on a blockchain, including, for example, a change in the digital asset’s owner, or a change in the location at which it is stored on the network. How and when these network operations are performed for each digital asset is governed, on the Ethereum Blockchain, a smart contract.

A “Non-Fungible Token” a unique digital identifier that cannot be copied, substituted, or subdivided, that is recorded in a blockchain, and that is used to certify authenticity and ownership (as of a specific digital asset and specific rights relating to it).

A “private key” is a very large random sequence of digital information (effectively a very long password) that should be known only by a single user of the network and cannot be plausibly guessed by a third party in a reasonable amount of time. A user generates this large random sequence locally on a computer and should never share it with anyone. Each private key has a paired sequence of digital information, called a “public key,” which a user can share publicly.

A “smart contract” is a computer program written to a blockchain such as the Ethereum blockchain by developers. This computer program defines the various network operations that can be performed on the digital assets on the blockchain, the computations that can be performed using the smart contract, along with defining various important properties of the respective digital assets like ownership rights and the cost in “fuel” required to register the digital assets.

A “wallet address” is the form in which a public key can be presented and recorded on a blockchain. Wallet addresses are therefore used to assign the ownership of digital assets on the Polygon Blockchain.

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RISK FACTORS

An investment in the HDL Tokens involves a high degree of risk. You should consider carefully the risks described below, together with all of the other information contained in this offering statement, and your purchase agreement, if applicable, before making an investment decision. The following risks entail circumstances under which our company’s business, financial condition, results of operations and prospects could suffer.

Risks Related to an Investment in the HDL Tokens

The HDL Tokens have no history and thus face significant uncertainties around their evaluation. This evaluation may be highly dependent on the demand for the NFTs supported by the Polygon Blockchain, which is unproven and uncertain, and the reliability of the Polygon Blockchain.

The HDL Tokens have no performance history and are a relatively novel form of investment. Tokenizing securities, including those that possess a connection to a Non-Fungible Token, e.g., HDL Tokens, are untested and have limited ability to compare them against other like instruments. Moreover, the Polygon blockchain constitutes an unproven and novel model of the construction and operation of internet applications, and the success of the HDL Tokens is likely to depend upon the success of this model. This success may in turn be dependent on both the demand for an alternative to traditional centralized internet and application architecture, which is unproven, and the performance of the technology used to create the HDL Tokens, which is untested. An investment in the HDL Tokens should therefore be evaluated not only on the basis of the value and prospects of the HDL Tokens, taking into account an assessment of the prospects of our company in achieving its goals with respect to immersive art, and its related NFTs, but also taking into account the significant uncertainties associated with these assessments given the lack of previous investments, business models, and technological systems against which the HDL Tokens may be usefully compared.

There is no guarantee that the HDL Tokens will hold their value or increase in value, and you may lose the amount of your investment in the HDL Tokens in whole or in part.

The HDL Tokens are highly speculative, and any return on an investment in the HDL Tokens is contingent upon numerous circumstances, many of which (including legal and regulatory conditions) are beyond the control of HDL. There is no assurance that purchasers will realize any return on their investments or that their entire investment will not be lost. For this reason, each purchaser should carefully read this offering circular and should consult with his or her own attorney, financial and tax advisors prior to making any investment decision with respect to the HDL Tokens. Investors should only make an investment in the HDL Tokens if they are prepared to lose the entirety of their investment.

In particular, crypto-assets and tokens such as HDL Tokens are a new and relatively untested product. There is considerable uncertainty about their long-term viability, which could be affected by a variety of factors, including many market-based factors such as economic growth, inflation, and others. In addition, the success of the HDL Tokens and other types of crypto assets will depend on whether blockchain and other new technologies related to the tokens turn out to be useful and economically viable. Further, blockchains are one of several technology components of HDL, and even if blockchains themselves are successful, the other technology components might not be successful. HDL does not fully control any of these factors, and therefore may not be able to control the long-term success of the HDL Tokens as a feature to access the HDL art exhibits and immersive experiences or the ability of the tokens to maintain their value.

The volatility and unpredictability of the price of crypto assets, including the HDL Tokens, relative to fiat and other currency may result in significant loss over a short period of time. In addition, the value of the HDL Tokens may be derived from the continued willingness of market participants to exchange fiat and other currency for the HDL Tokens, which may result in the potential for permanent and total loss of value of the HDL Tokens should the market for them disappear.

Over the longer term, the value of HDL Tokens may be influenced by several factors, such as increasing demand from, among other things, increased activity on the network and based on decreased of supply of HDL Tokens due to “burn” associated with transactions on the network, such as name registration and similar transactions. Many factors will influence the value of HDL Tokens, some of which are described in these Risk Factors. Moreover, HDL does not plan to maintain any type of bond or trust account designed to protect holders of the HDL Tokens, and we do not intend to secure the HDL Tokens with any other asset.

You will not be able to use or sell almost all of your HDL Tokens immediately after purchase, and they may decline in value before you have a chance to use or sell them.

When you first receive your HDL Tokens, you will not be able to sell the entire amount. The amount of HDL Tokens that qualified purchasers can sell at the time of the Offering, and within the following 12 months, is limited to no more than 30% of the aggregate offering price of the Offering. Therefore, in the event the 30% threshold is met, qualified purchasers will be subject to a 12-month lock-up period for their remaining tokens to be resold. While your tokens remain locked, you will not be able to use them for any purpose. There is no guarantee that the value of your HDL Tokens will not decrease while your tokens are locked and you are unable to burn, or otherwise use or transfer them.

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The value ascribed to the HDL Tokens by its holders may fluctuate based in part on the number and scope of additional features that may be provided to holders of HDL Tokens in the future.

HDL or other third parties may propose additional features that benefit holders of the HDL Tokens in the future by modifying the smart contract for the HDL Token. The holders of HDL Tokens do not have any rights to block, approve, mandate, or vote on any new features that are introduced to the HDL Token. The terms and conditions of the HDL Tokens, however, do not entitle holders to any additional features, and potential purchasers should not ascribe any value to these potential additional features in making their investment decision. If in the future, certain additional features are provided, it is possible that token holders will ascribe some value to these additional features. However, any additional features may be terminated and cease, to the extent that holders are attributing value to additional features, any such termination or cessation may cause the value of the HDL Tokens to decrease and this decrease may be material.

The offering price of the HDL Tokens was not established on an independent basis; the actual value of your investment may be substantially less than what you pay.

The selling price of the HDL Token bears no relationship to our book or asset values or likelihood of repayment or to any other established criteria for valuing securities. Because the offering price is not based upon an independent valuation, the offering price may not be indicative of the proceeds that you would receive upon a sale of the HDL Tokens. Further, the offering price may be significantly more than the price at which the HDL Tokens would trade if they were to be listed on an exchange or actively traded by broker-dealers.

The HDL Tokens provide no rights to direct how the HDL will operate.

Upon issuance, holders of the HDL Tokens will not have any right to vote on any aspect of how HDL will operate other than potentially through polling which we anticipate will be non-binding. As a result, holders will not have control over any key aspects of how the HDL business will be managed and will be reliant on HDL’s management for those operations and the success of the HDL Tokens. Because the HDL Tokens confer no governance rights, all decisions involving HDL or the HDL Tokens will be made by us at the sole discretion of HDL’s management and Class A stockholders, including, but not limited to, decisions to discontinue the HDL immersive art operations, create and sell more HDL Tokens, or sell or liquidate HDL. These decisions could adversely affect the value of the HDL Tokens you hold.

HDL Token transactions may be irreversible, and, accordingly, losses due to fraudulent or accidental transactions or technology failures in your wallet software may not be recoverable.

Transactions in the HDL Tokens may be irreversible, and, accordingly, a purchaser of the HDL Tokens may lose all of his or her investment in a variety of circumstances, including in connection with fraudulent or accidental transactions, technology failures in wallet software or cyber-security breaches. Losses due to fraudulent or accidental transactions may not be recoverable.

Investors may lack information for monitoring their investment and therefore the value of the HDL Tokens.

As a Tier-2 issuer, we are subject to the periodic and current reporting requirements under Rule 257(b) of Regulation A which are more relaxed than those of public reporting companies. The differences include, not are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of our fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of our fiscal year. Other than the regulatory reporting, the HDL Tokens grant you limited, if any, information rights, and hence you may not be able to obtain all the information they would want regarding HDL or the tokens in a traditional equity investment. As a result, investors may not be able to receive information regarding the market value of the tokens. As a result of these difficulties, as well as other uncertainties, an investor may not have accurate or accessible information about HDL or the HDL Tokens, which could adversely affect their ability to accurately gauge the value of their HDL Tokens for purposes of determining whether to engage in transactions in the HDL Tokens.

In making your investment decision, you should not rely on information in public media that is published by third parties. You should rely only on statements made in this offering statement in determining whether to purchase HDL Tokens.

You should carefully evaluate all of the information in this offering circular. We have in the past received, and may continue to receive, media coverage, including coverage that is not directly attributable to statements made by our officers and employees. We cannot confirm the accuracy of this coverage. You should rely only on the information contained in this offering circular in determining whether to purchase HDL Tokens.

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If securities or industry analysts do not publish research or reports about the HDL Tokens or publish negative reports or recommendations about HDL Tokens, this may adversely impact the price and liquidity of the HDL Tokens

The trading market for the HDL Tokens, if it ever exists, may depend, to some extent, on the research and reports that securities or industry analysts publish about HDL or the HDL Tokens. We do not have any control over these analysts. If one or more of the analysts who may in the future cover us downgrade the HDL Tokens or change their opinion of the HDL Tokens, the price of the HDL Tokens would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price or trading volume of the HDL Token to decline.

The HDL Tokens are not legal tender, are not backed by the government, and accounts and value balances are not subject to Federal Deposit Insurance Corporation or Securities Purchaser Protection Corporation protections.

The HDL Tokens are not legal tender, are not backed by any government, and accounts and value balances are not subject to Federal Deposit Insurance Corporation or Securities Purchaser Protection Corporation protections. Any investment in the HDL Tokens is made at the risk of the purchaser.

The tax treatment of the HDL Tokens is uncertain and there may be adverse tax consequences for purchasers, miners, and other holders upon certain future events.

The tax characterization of the HDL Tokens is uncertain, and each purchaser must seek its own independent legal and tax advice with respect to the United States and non-U.S. tax treatment of an investment in the HDL Tokens. An investment in the HDL Tokens may result in adverse tax consequences to purchasers, including withholding taxes, income taxes and tax reporting requirements. While a purchase of property, such as the HDL Tokens, generally is not taxable to the purchaser for U.S. federal income tax purposes, a purchaser that uses Bitcoin, Ether as its form of payment for the HDL Tokens may have taxable gain or loss to the extent the purchasers’ adjusted basis in Bitcoin, Ether used to purchase the HDL Tokens (expressed in U.S. dollars) is less than or greater than, respectively, the applicable exchange rate for Bitcoin, Ether (expressed in U.S. dollars) upon the acquisition of the HDL Tokens. HDL cannot and does not make any representations or assurances as to individual tax consequences, including the consequences of using HDL Tokens as transaction currency. If the HDL Tokens are characterized as “virtual currency” for U.S. federal income tax purposes, then, under a notice issued by the U.S. Internal Revenue Service in 2014, the general rules applicable to property transactions would apply.

We are offering the HDL Tokens pursuant to amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make HDL Tokens less attractive to purchasers as compared to a traditional public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements, which may make the HDL Tokens less attractive to purchasers as compared to a traditional public offering which would have relatively enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regard to how the SEC or the individual state securities regulators will regulate both the offer and sale of the HDL Tokens, as well as any ongoing compliance to which we may be subject. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduce the attractiveness of our tokens, we may be unable to raise the necessary funds to develop and grow the business, which could severely affect the value of the HDL Tokens.

There is a risk that banks and other financial institutions may refuse to process transactions for or maintain accounts for entities or individuals transacting in cryptocurrencies.

Banks may refuse to provide bank accounts and other banking services to cryptocurrency-related companies or companies that accept cryptocurrencies for reasons that include regulatory requirements or ambiguities and perceived compliance risks or costs. This has caused some providers of cryptocurrency-related services to have difficulty finding financial institutions willing to provide accounts and services to them. Continuation of such difficulties in the future could decrease the viability and adoption of cryptocurrencies as a means of payment, harm public perception of cryptocurrencies, and/or could limit the viability and potential applications of cryptocurrencies. These events could materially and adversely affect the Company, its operations, and financial condition.

We will be utilizing a number of third-party service providers in our offering of the HDL Tokens and any adverse impact suffered by a third-party service provider may have an adverse effect on HDL and/or the issuance of the HDL Tokens.

HDL relies on and utilizes a number of third-party services providers in conducting the offering of the HDL Tokens, including tokenization, transfer, and escrow services. An adverse event or material changes in any third-party service provider’s operations may have a material adverse effect on HDL and this offering of the HDL Tokens. You should carefully evaluate all information provided in this offering circular related to such third-party service providers.

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The funds contributed for the HDL Tokens are not insured by the FDIC or SIPC.

The funds contributed for the HDL Tokens are not insured by any government or private insurer, except to the extent portions may be deposited in bank accounts insured by the Federal Deposit Insurance Corporation (“FDIC”) or with brokers insured by the Securities Investor Protection Corporation (“SIPC”) and such deposits and securities are subject to such insurance coverage. Additionally, HDL and, usually, the custodians, wallets, and exchanges that HDL uses, are not banking institutions, broker-dealers, or otherwise members of the FDIC, SIPC, or any similar insurance arrangement. Therefore, funds contributed for the HDL Tokens are not subject to the protections enjoyed by depositors with FDIC insurance coverage or by broker-dealer customers that benefit from SIPC insurance coverage.

Risks Related to Blockchain Technology

The Polygon Blockchain the HDL Tokens rely upon, the Ethereum Blockchain that Polygon Blockchain is built upon, and the HDL Tokens themselves may be the target of malicious cyberattacks or may contain exploitable flaws in their underlying code, which may result in security breaches and the loss or theft of the HDL Tokens. If these attacks occur or security is compromised, this could expose us to liability and reputational harm and could seriously curtail the utilization of the HDL Tokens and cause a decline in the market price of the HDL Tokens.

The structural foundations of the Ethereum Blockchain, Polygon Blockchain, HDL Tokens, and the software applications and other interfaces we anticipate using to develop our immersive art experiences, are nascent technology and unproven, and there can be no assurances that the blockchain and the creation, transfer or storage of the HDL Tokens will be uninterrupted or fully secure, which may result in impermissible transfers of HDL Tokens, a complete loss of users’ HDL Tokens or an unwillingness of users to access, adopt and utilize HDL Tokens and/or the Ethereum or Polygon Blockchain. Moreover, the HDL Tokens, the Ethereum Blockchain, and the Polygon Blockchain (and any technology, including blockchain technology, on which they rely) may also be the target of malicious attacks seeking to identify and exploit weaknesses in the software, the HDL Tokens or the blockchain network, which may result in the loss or theft of the HDL Tokens.

These attacks may include but may not be limited to the following:

·	“51% attacks” is an attack that occurs when an attacker controls a majority of the mining power for a particular blockchain. Miners that successfully obtain this mining power—either individually or as part of a “mining pool” or group of miners—may prevent other miners from completing blocks, theoretically allowing themselves to monopolize the mining of new blocks and mining the rewards; they can block other users’ transactions; or they can make it appear as though they still have tokens that have been spent, which is known as a “double-spend attack.” Successful 51% attacks have been launched against other blockchains, and it has been reported that the mining pool ghash.io briefly exceeded 51% of the mining power on the Bitcoin network (our current underlying blockchain), although not as part of an attack. A 51% attack may also allow an attacker to use its monopoly over new blocks to “censor” other users’ transactions by actively preventing them from being written to the blockchain. Because the leader election mining process used in the Ethereum and Polygon Blockchains distributes mining rewards to all participants and not just the leader, and the process for selecting the distributor mining rewards leader has a randomness element to it based on crypto-assets, 51% attacks may be less applicable to the Ethereum or Polygon Blockchains.

·	A “finney attack” is an attack that occurs when an attacker enters into a transaction but does not announce it to the network. In this case, a miner can double-spend tokens by transferring them to another user (for example, a merchant website); and then create a new block with a double-spend of those same tokens; for the attack to be successful, this block must be released so that it is added to the blockchain before the target user’s transaction. Once the block the attacker mines is accepted, the legitimate transaction will not be accepted and the honest user will not receive the tokens, thereby being out of a payment. Typically, developers and users who accept “quick transactions” (transactions that are accepted before the counterparty can confirm that the transaction has been written to the correct version of the blockchain) when accepting payment on the network are vulnerable to this type of attack. These attacks can be avoided by requiring that several additional network operations be written to the blockchain following any given transaction before considering that transaction complete; developers may be incentivized not to do so, however, to allow for quicker processing of network operations on their application.

·	A “Sybil attack” problem, which refers to a situation where a single unique user masquerades as multiple independent network nodes or users. This type of attack is difficult to defend against, even in theory, and may be used to game systems where distributions of rewards or allocation of votes are designed to be based on unique user identities as opposed to ownership of network nodes. Malicious users who are able to pretend to be different users controlling many online accounts can subvert the system to receive HDL Tokens as rewards. As a result, users and developers could be discouraged from participating in our network, and demand for, and the value of, your HDL Tokens could be reduced

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HDL may hold significant amounts of Bitcoin, Ether, and other crypto-assets, during and after the time a subscription is received and the time it is accepted and the securities are delivered, of which security breaches, computer malware and other computer hacking attacks could result in a loss of our crypto-assets with no adequate source of recovery.

Security breaches, computer malware and other computer hacking attacks have been a prevalent concern in the trading of crypto assets on cryptocurrency exchanges. On July 16, 2018, the Wall Street Journal featured an article about the hacking of cryptocurrency exchanges and cited a report stating that since 2011, there have been “56 cyber-attacks directed at cryptocurrency exchanges, initial coin offerings, and other digital-currency platforms'' causing losses of $1.63 billion. Any security breach or other data security incident caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, the inadvertent transmission of computer viruses or other malware, other forms of malicious attacks, or via other means, including phishing attacks and other forms of social engineering, or malfeasance or negligent acts of our personnel, could result in loss of our bitcoins and other crypto-assets.

HDL may hold significant amounts of Bitcoin and Ether during and after the time a subscription is received and the time it is accepted and the securities are delivered. HDL takes significant steps to secure these private keys and to prevent them from being destroyed or stolen. For example, HDL’s cryptocurrency holdings will be held in cold storage with a multi-signature private key set up. Any transfer of cryptocurrency requires the use of at least two private keys that are separately controlled and secured by executive officers or directors of HDL. HDL has policies and procedures in place in case of death or disability on the part of one or more of these executive officers and directors that vest control of the private keys in HDL’s officers and directors, including the safekeeping of a backup private key. Nevertheless, HDL’s security system may not be impenetrable and may not be free from defects or immune to acts of God. If HDL’s crypto assets are lost, stolen, or destroyed under circumstances rendering a party liable to us, the party responsible may not have the financial resources to satisfy our claim. For example, as to a particular event of loss, the only source of recovery for us might be limited, to the extent identifiable, to other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources, including liability insurance coverage, to satisfy a valid claim of ours. And in the event that HDL loses one of more of its private keys, one or more of those private keys are somehow destroyed, or one or more of its private keys are somehow stolen or disclosed to another party, HDL could lose access to its cryptocurrency holdings, or its cryptocurrency holdings could be stolen.

The HDL Tokens are vulnerable to risks, both foreseen and unforeseen, arising from the new and untested nature of cryptocurrency and blockchain technology.

Blockchain technology used in cryptocurrencies, which is sometimes referred to as “distributed ledger technology,” is a relatively new, untested and evolving technology that in fact represents a novel combination of several concepts, which may be present or absent in varying degrees across differing cryptocurrencies—a publicly available database or ledger that represents the total ownership of the currency at any one time, novel methods of authenticating transactions using cryptography across distributed network nodes that permit decentralization by eliminating the need for a central clearinghouse while guaranteeing that transactions are irreversible and consistent, differing methods of incentivizing this authentication by the use of blocks of new tokens issued as rewards for the mining of each new block or transaction fees paid by participants in a transaction to miners, and, in some cases, hard limits on the aggregate amount of currency that may be issued.

Accordingly, the further development and future viability of cryptocurrency, digital assets, crypto assets in general or specific cryptocurrencies, such as the HDL Tokens, in particular is generally uncertain, and practical and ideological challenges, both known and unknown, may prevent it and their wider adoption. Examples of these challenges include the following:

·	Scalability is a challenge for blockchains, because addition of records to a blockchain requires the network to achieve consensus through a mining mechanism, which often involves redundant and extensive computation, processing of transactions is slower than that achieved by a central clearinghouse, and delays and bottlenecks in the clearance of transactions may result as the cryptocurrency expands to a greater number of users.

·	To the extent incentive payments are used to incentivize the mining of a transaction or record to a blockchain, these fees may spike during times of high transaction volume. Because the tokens are being treated as securities, these incentive payments could also potentially raise regulatory issues related to whether the recipient of the fees is required to register as a broker-dealer under the Securities and Exchange Act of 1934, as amended, which we refer to in this offering circular as the “Exchange Act.” We believe that these rewards do not warrant a miner registering as a broker-dealer; however, there is no guarantee that regulatory agencies will agree with our position.

·	Generally, blocks cannot be removed from the blockchain, but during the mining process, competing forks of the blockchain may arise with respect to the last few blocks on the blockchain. As a result, a block is often not considered to be irreversibly included in the blockchain until several additional blocks have been added to it and occasionally blocks with a handful of confirmations can be dropped and modified. Applications built on top of a blockchain that do not wait a sufficient period before treating the blockchain as permanently written may lose assets and funds in exchange for blockchain payments that are never completed.

·	Because the blockchain is public without any gatekeepers, malicious users cannot be banned from the network. These users may drive out honest users through repeated attacks or by malicious behavior on applications that permit user-to- user interaction. We have contracted Securitize to mitigate this risk.

These challenges apply both to the HDL Tokens and the Ethereum and Polygon Blockchain. Although there are currently solutions that have been proposed and implemented to these and other challenges facing various cryptocurrencies, the effectiveness of these solutions has not generally been proven. Other challenges may arise in the future.

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Moreover, advances in cryptography and/or technical advances, such as the development of quantum computing, could present risks to the HDL Tokens by undermining or vitiating the cryptographic consensus mechanism that underpins the blockchain protocols. Similarly, legislatures and regulatory agencies could prohibit the use of current and/or future cryptographic protocols which could limit the utility of the HDL Tokens, resulting in a significant loss of value or the termination of the HDL Tokens.

The further development and acceptance of blockchain networks, which are part of a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of blockchain networks and blockchain assets would have an adverse material effect on the successful development and adoption of the HDL Tokens.

The growth of the blockchain industry in general, as well as the blockchain networks on which the HDL Tokens will rely, is subject to a high degree of uncertainty. The factors affecting the further development of the cryptocurrency and crypto security industry, as well as blockchain networks, include, without limitation:

·	worldwide growth in the adoption and use of digital assets and other blockchain technologies;

·	government and quasi-government regulation of digital assets and their use, or restrictions on or regulation of access to and operation of blockchain networks or similar systems;

·	the maintenance and development of the open-source software protocol of blockchain networks;

·	changes in consumer demographics and public tastes and preferences;

·	the availability and popularity of other forms or methods of buying and selling goods and services, or trading assets including new means of using government-backed currencies or existing networks;

·	the extent to which current purchaser interest in cryptocurrencies represents a speculative “bubble;”

·	general economic conditions in the United States and the world;

·	the regulatory environment relating to cryptocurrencies and blockchains; and

·	a decline in the popularity or acceptance of cryptocurrencies or other blockchain-based tokens.

The digital assets industries as a whole have been characterized by rapid changes and innovations and are constantly evolving. Although they have experienced significant growth in recent years, the slowing or stopping of the development, general acceptance and adoption and usage of blockchain networks and blockchain assets may deter or delay the acceptance and adoption of the HDL Tokens and, as a result, adversely affect the value of the HDL Tokens.

The prices of digital assets are extremely volatile. Fluctuations in the price of digital assets could adversely affect our business, and the HDL Tokens may also be subject to significant price volatility.

The prices of cryptocurrencies, such as Bitcoin and Ether, each of which has significantly increased in value over the last twelve months, and other digital assets have historically been subject to dramatic fluctuations and are highly volatile, and the market price of the HDL Tokens may also be highly volatile. Several factors may influence the market price of the HDL Tokens, including, but not limited to:

·	purchasers’ expectations with respect to the rate of inflation;

·	changes in the software, software requirements or hardware requirements underlying the HDL Tokens;

·	changes in the rights, obligations, incentives, or rewards for the various holders of the HDL Tokens;

·	interest rates;

·	currency exchange rates, including the rates at which digital assets may be exchanged for fiat currencies;

·	government-backed currency withdrawal and deposit policies of digital asset exchanges;

·	interruptions in service from or failures of major digital asset and security token exchange on which digital assets and security tokens are traded;

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·	investment and trading activities of large purchasers, including private and registered funds, that may directly or indirectly invest in securities tokens or other digital assets;

·	coordinated algorithmic behavior, including trading, by a large pool of token holders;

·	monetary policies of governments, trade restrictions, currency devaluations and revaluations;

·	developments or disputes concerning HDL’s intellectual property rights or HDL’s technology, or third-party proprietary rights;

·	regulatory measures, if any, that affect the use of digital assets and crypto tokens such as the HDL Tokens;

·	global or regional political, economic, or financial events and situations; and

·	expectations among participants that the value of digital assets will soon change.

In addition, the value of the HDL Tokens may be derived from the continued willingness of market participants to exchange fiat and other currency for the HDL Tokens, which may result in the potential for permanent and total loss of value of the HDL Tokens should the market for them disappear. As a result, investors should only make an investment in the HDL Tokens if they are prepared to lose the entirety of their investment.

Risks Related to the Deployment on the Ethereum and Polygon Blockchain

We currently rely on the continued viability of the Ethereum and Polygon blockchain, which is the blockchain where all HDL Token and NFT transactions are recorded.

Because the assets associated with this offering rely on the blockchain records on Ethereum and Polygon, it is partially dependent on that blockchain’s effectiveness and success. There is no guarantee that Ethereum or Polygon will continue to exist or be successful, in which case HDL would need to modify the HDL Token to adapt to a new way of representing ownership. This could lead to disruptions of the network and could negatively affect the HDL Tokens, their functionality, and their value.

Misconduct and errors by our employees and third-party service providers, or by users and developers of the HDL Token, could harm the HDL Token value and reputation.

We and our affiliates are exposed to many types of operational risk, including the risk of misconduct and errors by our employees, former employees, and other third-party service providers, or by HDL Token purchasers. It is not always possible to identify and deter misconduct or errors by employees or third-party service providers; the precautions we take to detect and prevent this activity, such as encryption of user data, may not be effective in controlling unknown or unmanaged risks or losses.

As a holder of the HDL Tokens, you will be responsible for securing and maintaining your private keys and otherwise following cybersecurity best practices. Failure to do so may result in the loss of all your HDL Tokens

HDL Token balances are associated in your wallet with your public key, which in turn is associated with your private key. You are responsible for knowing your private key and keeping it a secret. Because a private key, or a combination of private keys, is necessary to control and use HDL Tokens stored in your digital wallet or vault, the loss of one or more of your private keys associated with your digital wallet or vault storing the HDL Tokens will result in the loss of your HDL Tokens. HDL will never ask you for your private key, and you should never share any of your private keys with anyone.

You are responsible for educating yourself on the best practices for securely keeping private keys, protecting your personally identifiable information and on cybersecurity best practices. While we take steps to prevent or mitigate the impact of cyber-attacks, there can be no guarantee that we will be successful in preventing all cyber-attacks. Holders of crypto assets can be targeted by hackers in many ways, most of which are out of our control. Holders’ private keys can also be stolen. Any third party that gains access to one or more of your private keys, including by gaining access to login credentials of a hosted wallet service you use, may be able to misappropriate your HDL Tokens. We will publish guidelines on best practices for keeping private keys secure, but HDL has no control over this type of attack and cannot directly stop hackers from stealing private keys of users. HDL will further accept no liability and will not reimburse you for any theft of private keys or any malfunction of wallet software. As a result, any loss of your HDL Tokens due to such theft or malfunction or unauthorized use of any of your private keys may be final and result in the complete loss of your investment.

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It may be difficult and costly to protect the intellectual property rights of HDL, and HDL may not be able to ensure their protection.

HDL primarily relies on copyright, trade secret and trademark laws, trade secret protection, and confidentiality or license agreements with its employees, users, and others to protect its intellectual property rights. However, the steps it takes to protect its intellectual property rights may be inadequate. HDL currently does not have any issued patents. Even if a patent is issued, the body of patent law relating to patent protection of software-based products and methods has fluctuated significantly in the recent years, and there are no guarantees that the issued patent will be enforceable or valid for the remaining term of the patent.

In order to protect its intellectual property rights, HDL may be required to spend significant resources to monitor and protect these rights. Litigation brought to protect and enforce its intellectual property rights could be costly and time-consuming and can result in the impairment or loss of portions of its intellectual property. Furthermore, its efforts to enforce intellectual property rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of its intellectual property rights. HDL’s failure to secure, protect, and enforce its intellectual property rights could seriously harm its brand and adversely affect its business.

Negative publicity could adversely affect the value of the HDL Tokens.

Negative publicity about HDL or about the cryptocurrency industry in general, including the quality, security and reliability of the HDL Tokens, the Ethereum or Polygon Blockchain technology, and the quality, security and reliability of similar technologies employed by other cryptocurrencies, could adversely affect the network’s reputation and the confidence in, and participation in the Company’s immersive art experiences, which could in turn harm the value of your investment in the HDL Tokens. This may be true even if such publicity is inaccurate. Such publicity could also relate to HDL’s ability to effectively manage and resolve complaints from users, privacy, security or data protection practices, litigation, regulatory activity, and the experience of users with the HDL immersive art or services and other crypto assets. Harm to the network’s reputation could arise from many sources, including employee misconduct, misconduct by HDL’s partners, outsourced service providers or other counterparties, failure by HDL or its partners to meet minimum standards of service and quality, inadequate protection of user data and compliance failures and claims.

Misinformation about HDL’s team members can spread on social media websites like Twitter or Facebook, or on public forums. Accounts owned by HDL or HDL’s employees might be hacked to potentially spread misinformation. While HDL plans to take precautionary steps and attempt to address cases of misinformation, there is no guarantee that HDL will be successful in these efforts. Misinformation or negative publicity can negatively impact the price of the HDL Tokens.

Risks Related to HDL

HDL and its affiliates have a limited operating history, which makes it hard to evaluate our ability to develop using the Ethereum and Polygon Blockchain.

HDL was formed in 2021 to develop, sponsor and commercialize an immersive art experience using blockchain technologies to represent ownership and art. While the team members and founders of HDL have prior history in the art experience industry, the HDL Tokens offered represent a new form of ownership in the Company, and therefore is untested. HDL’s limited operating history may make it difficult to evaluate its current business and future prospects. HDL has encountered, and will continue to encounter, risks and difficulties frequently experienced by growing companies in rapidly developing and changing industries, including challenges in forecasting accurately, determining appropriate allocation of its limited resources, gaining market acceptance, managing a complex regulatory landscape, and developing new products. HDL’s current operating model may require changes in order for them to scale its operations efficiently. Investors should consider HDL’s business and prospects in light of the risks and difficulties it faces as an early-stage company focused on developing products, both organically and through strategic acquisitions, in the field of non-fungible tokens. As a result of its early-stage development, HDL has not yet generated revenue from any commercially available blockchain-based applications other than sales of HDL Tokens. Furthermore, HDL’s current management has limited experience in growing a company or effectively managing a larger technology company.

Our management will have broad discretion over the use of the net proceeds from this offering.

At present, the net proceeds of the offering are expected to be used for hiring employees and consultants, continuing usage of the Ethereum Blockchain, organizing, and hosting physical and digital art experiences for holders of HDL Tokens and the general public. The failure by HDL’s management to apply these funds effectively could have a material adverse effect on the value of the HDL Tokens.

We rely on third parties to maintain and operate certain elements of our infrastructure.

HDL utilizes Securitize, private third-party software developers, to facilitate the deployment of the HDL Tokens and the HDL NFTs. These third parties have no obligations to renew their agreements with HDL on commercially reasonable terms or at all, and certain of the agreements governing these relationships may be terminated by either party at any time, with limited notice. If any of our arrangements with third parties are terminated, users could experience interruptions, delays in the art exhibits and experiences offered to Token Holders and the general public. Further, third-party cloud providers can decide to shut down our accounts for various reasons with limited notice. As a result, demand felt by users could decrease or fail to materialize resulting in a material adverse impact on the value of your HDL Tokens.

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The popularity of cryptocurrencies and digital asset offerings may decrease in the future, which could have a material impact on the cryptocurrency and digital asset industry and our operations and financial conditions.

HDL was founded to develop and commercialize non-fungible tokens based on the use of digital assets, digital tokens and blockchain technology.  In recent years, cryptocurrencies and digital assets have become more widely accepted among purchasers and developers but have also faced increasingly complex legal and regulatory challenges and, to date, have not benefited from widespread adoption by governments, central banks or established financial institutions.  Any significant decrease in the acceptance or popularity of cryptocurrency or digital asset offerings may have a material impact on HDL’s operations and financial conditions, HDL’s ability to develop the business, and therefore on the value of your HDL Tokens.

A violation of privacy or data protection laws by HDL could have a material adverse effect on our company and the value of the HDL Tokens.

HDL and certain of its advisors are subject to applicable privacy and data protection laws and regulations.  Furthermore, we also anticipate that the network will attract buyers and sellers of shareable data.  The laws and regulations relating to privacy and data protection are evolving, may impose inconsistent or conflicting standards among jurisdictions, can be subject to significant change and may result in ever-increasing regulatory and public scrutiny and escalating levels of enforcement and sanctions.  For example, a new EU data protection regime, the General Data Protection Regulation (“GDPR”) became effective on May 25, 2018, and, in addition to imposing stringent obligations relating to privacy, data protection, and information security, authorizes fines up to 4% of global annual revenue or €20 million, whichever is greater, for some types of violations. Further, in June 2018, California enacted the California Consumer Privacy Act (“CCPA”) that will, among other things, require covered companies to provide new disclosures to California consumers, and afford such consumers new abilities to opt-out of certain sales of personal information, when it goes into effect on January 1, 2020. The CCPA provides for civil penalties for violations, as well as a private right of action that may increase related litigation. The CCPA was amended in September 2018, and it is possible that it will be amended again before it goes into effect. We cannot yet predict the impact of the CCPA on our business or operations, but it may require us to modify our data processing practices and policies and to incur substantial costs and expenses in an effort to comply.

In addition to government regulation, privacy advocates and industry groups may propose self-regulatory standards from time to time. These and other industry standards may legally or contractually apply to us, or we may elect to comply with such standards or to facilitate compliance with such standards.  HDL cannot control the conduct of users of the network, who may engage in businesses that make them subject to privacy and data protection laws, and as a result there can be no guarantee that users of the network will not engage in misconduct. We also expect that there will continue to be new proposed laws, regulations, and standards relating to privacy and data protection in various jurisdictions, and we cannot determine the impact such future laws, regulations and standards may have on our business. Future restrictions on the collection, use, sharing or disclosure of data, or associated requirements, could require us to incur additional costs or modify our platform, possibly in a material manner, which we may be unable to achieve in a commercially reasonable manner or at all, and which could limit our ability to develop new features.  Because the interpretation and application of laws, standards, contractual obligations, and other obligations relating to privacy and data protection are uncertain, it is possible that these laws, standards, contractual obligations, and other obligations may be interpreted and applied in a manner that is inconsistent with our data management practices, our privacy, data protection, or data security policies or procedures, or the features of the business.

Any violations of laws and regulations relating to privacy, data protection, or the safeguarding of private information could subject our company or any users to fines, penalties or other regulatory actions, as well as to civil actions by affected parties.  Any such violations could result in negative publicity and harm to our or our users’ reputations.  Any such violations also could adversely affect the ability of HDL to develop and successfully commercialize the HDL NFTs, which could have a material adverse effect on our operations and financial conditions and could also negatively impact the HDL Tokens and the HDL NFTs, both on a short-term and long-term basis.  Additionally, privacy and personal information security concerns, whether valid or not valid, may inhibit market adoption of the HDL NFTs, particularly in certain industries and foreign countries.

HDL will be subject to cyberattacks risks, security risks and risks of security breaches.  The nature of its business may lead to an increased risk of fraud or cyberattack.

HDL is subject to cyberattack risks, security risks and risks of security breaches.  An attack on or a breach of security of HDL could result in a loss of private data, and unauthorized use or transfer of digital assets.  Any attack or breach could adversely affect the development and commercialization of the HDL NFTs, which could have a material adverse effect on the value of your HDL Tokens.

Any actual or perceived cyberattack or other security incident may also damage HDL’s reputation.  Any breach of data security that exposes or compromises the security of any of the computers used by HDL employees or technology utilized by the HDL NFTs could adversely impact the reliability of the network or introduce computer code to our software repositories that was not written by HDL’s engineers, which could cause the network to present security risks or otherwise to fail to function appropriately.

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HDL’s operations involve several risks and hazards, including potential dangers to our employees and to third parties that are inherent in aspects of our business.  If we do not adequately insure against these risks, unanticipated losses could adversely affect our financial condition and operating results.

HDL’s business includes the storage of large amounts of cryptocurrency that, if widely adopted, may be of significant value.  It is possible that certain of HDL’s employees, executives, co-founders, officers, or directors could be attacked or become the victims of extortion, which may result in physical injury or kidnappings.  HDL could also encounter unexpected costs for reasons beyond HDL’s control in connection with the handling of these situations for our employees, executives, co-founders, officers, or directors. Any of these types of accidents or other incidents could involve significant potential claims of employees, executives and/or third parties who are injured or who may have wrongful death or similar claims against HDL.

HDL maintains, or is in the process of securing, insurance against risk and potential liabilities related to our operations.  We believe these levels of insurance coverage reasonably limit our likely exposure to unanticipated losses.  However, our current and anticipated insurance coverage may not be adequate to cover claims or liabilities, and we could be forced to bear significant costs from an accident or incident.  Substantial claims in excess of our related insurance coverage could cause our actual results to differ adversely from those anticipated.  Due to future claims or liabilities, or to market conditions, our insurance premiums could increase.

Our management team does not have experience successfully operating other businesses building a new internet infrastructure.

The HDL Tokens and the network represent a new business venture for HDL’s management team.  Further, crypto assets, such as the HDL Tokens, and the network infrastructure represented by the HDL NFTs are a new and untested technology.  While HDL’s management team has some experience involving the use of blockchain technology, this experience does not guarantee future outcomes or the long-term success of the HDL Tokens and the HDL NFTs.

HDL’s business is subject to the risks of earthquakes, fire, power outages, floods, and other catastrophic events, and to interruption by man-made problems such as strikes and terrorism.

A significant natural disaster, such as an earthquake, fire, power outage, flood or other catastrophic event, or interruptions by strikes, terrorism, or other man-made problems, could have a material adverse effect on our business, operating results, and financial condition.  Despite any precautions we may take, the occurrence of a natural disaster or other unanticipated problems at our data centers could result in lengthy interruptions in our services.  In addition, acts of strikes, terrorism and other geo-political unrest could cause disruptions in our business and lead to interruptions, delays, or loss of critical data.  All of the aforementioned risks may be further increased if our disaster recovery plans prove to be inadequate.

HDL does not currently maintain business interruption insurance to compensate us for potentially significant losses, including potential harm to our business that may result from interruptions in our ability to provide our services. Any such significant natural disaster, such as an earthquake, fire, power outage, flood or other catastrophic event, or interruptions by strikes, terrorism, or other man-made problems, could have a material adverse effect on the development of the HDL NFTs.

HDL may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

HDL intends to continue to make investments to support the growth of the HDL NFTs and may require additional funds to respond to business challenges, including the need to develop new services or products, improve its operating infrastructure or the infrastructure of the HDL NFTs or acquire complementary businesses and technologies.  Accordingly, HDL may need to engage in equity, debt, or other types of financing to secure additional funds.  Any financing HDL secures in the future could involve restrictive covenants relating to its capital raising activities and other financial and operational matters, which may make it more difficult for HDL to obtain additional capital and to pursue business opportunities, including potential acquisitions, or make the necessary capital investments to grow the HDL Tokens and HDL NFTs.  If HDL is unable to obtain adequate financing or financing on terms satisfactory to HDL, when necessary, our ability to continue to support the HDL NFTs and business growth and to respond to business challenges could be impaired and its business may be harmed, which may have a material adverse effect on the growth of the network and therefore the value of your HDL Tokens.

Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-1.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $75,000,000 in any 12-month period under Regulation A (although we may raise capital in other ways, such as the prior Regulation D offering), the HDL Tokens may be less attractive to purchasers, and it may be difficult for us to raise additional capital as and when we need it. We are offering up to Six Hundred Fifty-Six Thousand Two Hundred Fifty (656,250) HDL Tokens in this Offering. If we are unable to raise additional capital as and when we need it, the growth of the network and our financial condition and results of operations may be adversely affected, which may have a material adverse effect on the value of your HDL Tokens.

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From time-to-time HDL may evaluate and potentially consummate acquisitions, which could require significant management attention, disrupt our business, and adversely affect our financial results.

HDL may evaluate and consider strategic transactions, combinations, acquisitions, or alliances to enhance its existing business or develop new products and services. These transactions could be material to its financial condition and ability to offer the same quality of art experiences and NFTs. If we do consummate a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of the transaction.

Any acquisition will involve risks commonly encountered in business relationships, including:

·	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products, and services of the acquired business;

·	inability of the acquired technologies, products, or businesses to achieve expected levels of revenue, profitability, productivity, or other benefits;

·	difficulties in retaining, training, motivating, and integrating key personnel;

·	diversion of management’s time and resources from our normal daily operations;

·	difficulties in successfully incorporating licensed or acquired technology and rights into our platform;

·	difficulties in maintaining uniform standards, controls, procedures, and policies within the combined organizations;

·	difficulties in retaining relationships with customers, employees, and suppliers of the acquired business;

·	risks of entering markets in which we have no or limited direct prior experience;

·	regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre- closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business;

·	assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability;

·	failure to develop the acquired technology successfully further;

·	liability for activities of the acquired business before the acquisition, including patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

·	potential disruptions to our ongoing businesses; and

·	unexpected costs and unknown risks and liabilities associated with the acquisition.

HDL may not make any acquisitions, or any future acquisitions may not be successful, may not benefit HDL’s business strategy, may not generate sufficient revenue to offset the associated acquisition costs or may not otherwise result in the intended benefits.

Expanding HDL’s operations internationally could subject HDL to new challenges and risks.

Although HDL currently only operates in the United States, HDL may seek to expand its business internationally. Managing any international expansion will require additional resources and controls. Any expansion internationally could subject HDL’s business to risks associated with international operations, including:

·	adjusting the pricing functions that HDL uses for name registration and other similar activities;

·	conformity with applicable business customs, including translation into foreign languages and associated expenses;

·	potential changes to HDL’s established business model;

·	the need to support and integrate with local third-party service providers;

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·	competition with service providers that have greater experience in the local markets than HDL does or that have pre- existing relationships with potential users in those markets;

·	difficulties in staffing and managing foreign operations in an environment of diverse culture, laws and customers, and the increased travel, infrastructure and legal and compliance costs associated with international operations;

·	compliance with multiple, potentially conflicting and changing governmental laws and regulations, including banking, securities, employment, tax, privacy and data protection laws and regulations, such as the EU Data Privacy Directive;

·	compliance with U.S. and foreign anti-bribery laws, including the Foreign Corrupt Practices Act and the U.K. Anti- Bribery Act;

·	difficulties in collecting payments in foreign currencies and associated foreign currency exposure;

·	restrictions on repatriation of earnings;

·	compliance with potentially conflicting and changing laws of taxing jurisdictions where HDL conducts business and applicable U.S. tax laws as they relate to international operations, the complexity and adverse consequences of these tax laws and potentially adverse tax consequences due to changes in these tax laws; and

·	regional economic and political conditions.

As a result of these risks, any potential future international expansion efforts that HDL may undertake may not be successful.

The exclusive forum provision in HDL’s Certificate of Incorporation may have the effect of limiting an investor’s ability to bring legal action against the company and could limit an investor’s ability to obtain a favorable judicial forum for disputes, except where US Federal law requires that certain claims be brought in US Federal courts.

Article VII of HDL’s Certificate of Incorporation contains exclusive forum provisions for certain lawsuits. Each investor will covenant and agree not to bring any claim in any venue other than a venue in the Court of Chancery of the State of Delaware, or if required by US Federal law, a Federal court of the United States, as in the case of claims brought under the Securities Exchange Act of 1934, as amended. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. If a shareholder were to bring a claim against the Company and such claim was governed by state law, it would have to bring such claim in the State of Delaware. The Certificate of Incorporation, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Shareholders to consent to exclusive jurisdiction to the State of Delaware

These provisions may have the effect of limiting the ability of Shareholders to bring a legal claim against us due to geographic limitations and may limit a Shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. If a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

Risks Related to Regulation

The potential application of existing regulatory regimes governing blockchain technologies, cryptocurrencies, tokens, and token offerings such as the Tokens is not fully developed and so remains uncertain in many respects. New regulations or policies may materially adversely affect the utility of the Tokens.

Regulations with respect to digital securities such as the HDL Tokens, cryptocurrencies, financial intermediaries such as spot cryptocurrency exchanges, and blockchain networks (such as the Polygon Network on which the HDL Token is intended to be issued), currently is relatively undeveloped and is likely to rapidly evolve. Such regulation may vary and may conflict among international, federal, state, and local jurisdictions and the potential applications of existing regulations remain subject to significant uncertainty in many respects. In addition, various legislative and executive bodies in the United States and other countries may in the future adopt new laws, regulations, guidance, or other actions (including applying existing laws and regulations in ways that are adverse), which may severely impact the ability to access marketplaces or exchanges on which to trade the HDL Tokens, and the structure, rights, value, and transferability of the HDL Tokens. In addition, failure by us to comply with any laws, rules, and regulations, some of which may not exist yet or are subject to interpretation and may be subject to change, could result in a variety of adverse consequences, including civil penalties and fines.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This offering circular contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. Some of the statements in the sections of this offering circular contain forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.

These statements involve risks, uncertainties, assumptions, and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this offering circular, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this offering circular include, but are not limited to, statements about:

·	the anticipated development and growth of the HDL business;

·	our expectations regarding whether additional secondary trading markets outside of Securitize ATS may develop for the Class B Common Stock in the form of an exchange or alternative trading system or internal bulletin board;

·	our expectations regarding regulatory developments and their effect on the blockchain technologies, cryptocurrencies, digital assets, cryptocurrency exchanges, the Ethereum Blockchain, and the HDL Tokens;

·	HDL’s future financial performance, including our expectations regarding HDL’s operating and research and development expenses;

·	the impact of competition in HDL’s industry and innovation by their competitors;

·	the anticipated trends, growth rates and challenges in our business and in the cryptocurrency market;

·	HDL’s liquidity and working capital requirements;

·	HDL’s ability to expand internationally;

·	HDL’s anticipated growth and growth strategies and our ability to effectively manage that growth and effect these strategies;

·	the reliability of the third-party infrastructure and the blockchains on which HDL depends;

·	HDL’s ability to hire and retain necessary qualified employees to expand its operations;

·	HDL’s ability to adequately protect our intellectual property;

·	the effect on HDL of litigation to which we are or may become a party;

·	our ability to stay abreast of new or modified laws and regulations that currently apply or may become applicable to our business both in the U.S. and internationally;

·	HDL’s ability to maintain an effective system of internal controls necessary to accurately report our financial results and prevent fraud;

·	HDL’s use of the net proceeds from this offering and the previous Regulation D offering; and

·	the estimates and estimate methodologies used in preparing HDL’s financial statements.

In addition, you should refer to the section of this offering circular captioned “Risk Factors” for a discussion of other important factors that may cause actual results to materially differ from those expressed or implied by the forward-looking statements.

This Offering Circular contains market data that was obtained from industry publications. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this offering circular is generally reliable, such information is inherently imprecise.

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USE OF PROCEEDS

We estimate that the net cash proceeds to us from the sale of the Six Hundred Fifty-Six Thousand Two Hundred Fifty (656,250) shares of Class B Common Stock, represented HDL Tokens in this Offering will be approximately $6,062,500, after deducting estimated offering expenses of $500,000 and assuming that the maximum proceeds of the Offering of $6,562,500 are received, which would require that all Six Hundred Fifty-Six Thousand Two Hundred Fifty (656,250) HDL Tokens be sold in the offering.

The table below shows the estimated net proceeds we would receive from this offering assuming the sale of 25%, 50%, 75% and 100% of the maximum proceeds from the HDL Tokens we are offering in the cash offering. There is no guarantee that we will be successful in selling any of the HDL Tokens we are offering.

	25%	50%	75%	100%
Gross Proceeds	$1,640,625	$3,281,250	$4,921,875	$6,562,500
Offering Expenses	$500,000	$500,000	$500,000	$500,000
Net Proceeds to the Company	$1,140,625	$2,781,250	$4,421,875	$6,062,500

We intend to use the proceeds of this offering for general operations and cash reserves, including but not limited to payment of salaries (including those of directors and officers) and hiring employees and consultants, and payment of federal and state income taxes. At this time, HDL will only compensate the two directors of the Company.

We also intend to use the above proceeds to develop future lines of art based NFTs, unique artworks, art shows, exhibits, immersive experiences, digital ecosystems, and online environments (i.e., metaverses). The Company plans to allocate 30% of the net proceeds to operations and cash reserves, 45% to research and development and 25% to marketing and education.

We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering and the prior Regulation D offering. In addition, the amount, allocation, and timing of our actual expenditures will depend upon numerous factors. Pending other uses, we intend to invest the proceeds in interest-bearing, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government or hold as cash or in cryptocurrency. We cannot predict whether the proceeds invested will yield a favorable return. Our management will have broad discretion in the application of net proceeds we receive from our offering and the previous Regulation D offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

HDL reserves the right to alter the Use of Proceeds in this Offering.

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DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our capital stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents, as well as our capitalization, as of December 31, 2021, on an actual basis:

Actual
Cash and cash equivalents	$332,965
Stockholders’ equity:
Class A Common Stock, par value $0.0001 per share: 400,000
shares authorized; 400,000 shares issued and outstanding	$400
Class B Common Stock, par value $0.0001 per share: 750,000
shares authorized; 0 shares issued and outstanding	$0
Additional paid-in capital	$299,600
Retained earnings	$25,618
Total stockholders’ equity	$325,618
Total capitalization	$658,583

The number of shares of our Class A Common Stock and our Class B Common Stock to be outstanding after this offering is completed is set forth in the table below:

Class A Common Stock	400,000
Class B Common Stock represented by HDL Tokens	750,000

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of HDL’s financial condition and results of operations together with the financial statements and related notes that are included elsewhere in this Offering Circular. This discussion contains forward-looking statements based upon current plans, expectations and beliefs that involve risks and uncertainties. HDL’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors,” “Information Regarding Forward Looking Statements” and in other parts of this offering circular.

Overview

We are an immersive concept art company developing, sponsoring, and commercializing open source-based art works and exhibitions using blockchain technologies, e.g., cryptographic tokens and NFTs, to create novel conceptual and performance art works. Thus far, HDL’s vision and works have been manifested as TV commercials, public art installations, fleeting out-of-home projections, and augmented reality experiences. Fleeting out-of-home projections refers to a project where HDL will project video into steam vents in the city of Detroit, Michigan. Projecting video from video projectors into steam created the effect of holograms. More holograms may be made through other art performances and installations using this or other projection techniques.

The HDL artwork, exhibitions, and events can be accessed via ownership of HDL Tokens. For example, the Company intends on launching a series of physical immersive art exhibits, whereby HDL Token holders will be able to gain access physically and virtually via their proof of ownership of HDL Tokens.

The ultimate goal in creating HDL is to allow HDL Token holders and the general public to explore aspects of the human condition and contemporary society via immersive digital and physical art.

To date HDL’s operations have been funded by an aggregate of $500,000 in private placements of shares of Class B Common Stock, represented by HDL Tokens. HDL expects to experience increasing operating losses for the foreseeable future. HDL expects its expenses will increase substantially in connection with these ongoing activities.

In the future, HDL may generate additional revenue through our sale of original works of art, collaborations with independent artists, hosting events, and building unique immersive experiences. HDL will be utilizing NFTs to sell and distribute various forms of original art and immersive experiences.

Factors Affecting the Development of HDL’s Business

Acceptance of Blockchain Technologies in General

We also believe that HDL’s ability to financially support the development of HSL current business plan will also depend on the general acceptance of cryptocurrency and blockchain technology.  The blockchain technology used in cryptocurrencies, which is sometimes referred to as “distributed ledger technology,” is a relatively new, untested and evolving technology, and although this industry has experienced significant growth in recent years, it is possible that this development and general acceptance and usage will slow or stop.  In addition, regulation of blockchain technology and crypto assets like the HDL Tokens and NFTs involves uncertainty as to how existing law will apply; is likely to rapidly evolve as government agencies take greater interest; and varies significantly among international, federal, state and local jurisdictions.  Lack of acceptance of cryptocurrency in general could generally adversely affect HDL’s ability to finance the development of its business plan.

Components of Results of Operations

Revenue

HDL will primarily sell certain works of art and art based NFTs in order to finance HDL’s activities, depending on market conditions.

HDL’s additional revenue streams will come in the form of traditional art commissions, sales of artwork and entrance fees for exhibitions and events. Commissions can come in the form of temporary artwork, permanent artwork, performances, and events. These can come from many different sources from private collectors to museums, curators, businesses, foundations, non-profits, and government entities and community organizations.

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In the case of a commissioned project, HDL will require a 50% deposit from the customer and if the customer were to cancel the order and HDL has expended effort or funds toward the creation of the commissioned project, then the deposit will not be returned. HDL also plans to create and host its own unique events, exhibitions, and immersive experiences in spaces both temporary and permanent, physical, and virtual. HDL intends to create artwork and will not purchase existing work to resell. Holders of certain artworks and NFTs created and sold by HDL will have unlimited access and additional benefits for art installations, exhibits, performances, and events put on by HDL. HDL may order or commission a specific piece of art for creation as an NFT or may also create a collection of NFTs to offer to shareholders first and then to the general public second.

First Contact NFT

Revenue increased $100,000 for the year ended December 31, 2021 due to recognition of revenue earned in connection with the sale of the “First Contact” NFT. “First Contact” is an edition of one NFT that was sold for $100,000 USD by HDL. This NFT is wholly separate from future NFTs that will be created by the Company. No revenue derived from the sale of this NFT will go to directly to the holders of HDL Tokens. First Contact was created as part of a video promotion and the production cost around $21,535.10 to complete.

Operating Expenses

There is currently no GAAP guidance for NFT creators as to whether the costs associated with producing the NFTs should be capitalized or expensed, and if capitalized, whether to amortize. NFTs typically provide digital rights, not tangible property. Therefore, development costs would likely not be subject to the inventory guidance in ASC 330. Since NFTs are likely not tangible property accounted for as inventory, the development costs would most likely be costs associated with developing software.

HDL’s software is akin to internally developed software used to produce the NFTs and it does not intend to sell the software or have customers take possession of the software. In this case, the software development cost for HDL NFTs is likely subject to ASC 350-40 resulting in the capitalization of costs incurred during the development cycle while post-implementation costs would be expensed as incurred, including the ancillary cost of producing the individual NFTs. This would also be consistent with intangible assets costs not subject to inventory guidance as described above.

The internally developed software would likely have an estimated indefinite useful life consistent with the NFTs it’s used to create which are otherwise digital assets considered an indefinite-lived intangible asset. The software is a smart contract(s) embedded on a smart-contract enabled blockchain which gives rise to the indefinite useful life. As a result, the capitalized cost of the software development would not be amortized. There is “no inherent limit imposed on the useful life of a crypto asset” and similarly there is no inherent limit imposed on the useful life of a smart contract.

HDL’s operating expenses are classified as advertising and marketing expenses, development expenses, production materials, professional fees, subcontractors, and technology subscriptions, along with other overhead or miscellaneous expenses.

Advertising and Marketing

Advertising and Marketing expenses include marketing and business development related activities consisting primarily of advertising, corporate marketing, public relations, promotional items, events and conferences and fees paid for software applications used for advertising and marketing. We have traditionally focused on low-cost marketing channels and word-of-mouth advertising. However, more sophisticated marketing strategies are being explored to increase our outreach efforts. As such corresponding investments in advertising and marketing are expected to increase significantly and HDL expects its advertising and marketing expense to increase for the foreseeable future.

Development Expenses

Development expenses represent costs incurred by HDL for the development of the HDL Tokens, which include related salaries and costs, fees paid to consultants and outside service providers, and costs incurred in paying for registering digital assets. Future HDL artworks that will utilize blockchain technologies are still under development, and there are significant hurdles to overcome before critical components of the artwork are complete and the resulting artworks are ready for purchase. As a result, HDL expects its research and development expenses to increase over the next several years as it continues to increase the functionality and otherwise enhance the mission of HDL.

Professional Fees

Professional fees consist of fees and expenses paid for accounting, legal and other professional services.

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Results of Operations

The following table sets forth selected statements of operations data for the year ended December 31, 2021:

Revenues:	$100,000
Operating expenses:
Advertising & Marketing	21,212
Depreciation	968
Development Expenses	4,523
Meals	189
Parking & Tolls	1
Production Materials	2,847
Professional Fees	26,217
Subcontractors	2,650
Tech Subscriptions	42
Video Production	9,013
Total operating expenses	67,662
Net income (loss)	$32,338

Internal Control over Financial Reporting

During the periods covered by the financial statements, HDL was an early-stage private company and relied primarily upon external accounting and financial reporting personnel and other resources with which to address our internal controls and procedures.

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BUSINESS

Overview of Our Business

Our mission is to create a new and original forms of art. HDL uses the legal framework and operational strategies of a corporation as conceptual and performance art. Leveraging the promotional strategies of modern corporations, HDL infuses culture and art into places traditionally meant for raising awareness about products and services, subverting expectations, and engaging the public in cultural events or performance art.

We believe the advent of blockchain technology and crypto assets unlock endless potential for individuals to prosper and for capitalism as we know it to be redefined. We believe that crypto assets should be easy to use and easy to understand. Crypto assets have the potential to profoundly change the way society does business, manages its wealth, and even looks at money itself—but unlocking these possibilities first requires that crypto assets be made accessible and engaging, without technical jargon or complexities obscuring the core features, benefits, and uses of crypto assets.

HDL’s products and services will be primarily original works of art. With the funds raised, HDL will create original artwork sold in the ordinary course and partake in commissioned artwork requests from collectors and organizations. Original artworks will be created, sold, and may be authenticated via an NFT. HDL will have various revenue streams including sale of artwork, sale of entry fees to installations and art exhibitions, a percentage from the secondary sales of artworks that are minted via an NFT, and commissions from collectors or entities. Artworks may include traditional artworks, large scale sculptures, unique performances, immersive experiences, paintings, digital artworks, and larger public works. Exhibitions and immersive experiences may include renting office space in a US city and setting up installations and sculptures inside the space with video projections on the walls or interactive art (art that reacts or responds to a viewer). Commission might include creating a public sculpture for city or for a non-profit. All artworks that are minted via an NFT will sold through the HDL Corp. website, and secondary sales of such NFTs may occur on various NFT marketplaces authorized to do business in the US. Additionally, HDL will commission other artists to create artwork in collaboration with HDL.

Corporate History

We are a Delaware corporation incorporated in November 2021 for the purpose of creating new forms of art that lie at the intersection of traditional art of technological innovation.

Our Industry

The art industry is highly fragmented, with only a small number of large operators. We operate at the intersection of art and technology by leveraging blockchain innovations to create novel artworks and experiences. We collaborate with and empower creators, innovators, and entities familiar with blockchain innovations to help them create new forms of art and to connect with their communities in ways that have largely been inaccessible before the advent of blockchain innovations.

Intellectual Property

Our success depends in part upon our ability to protect and use our core technology and intellectual property rights. We rely on a combination of copyrights, trademarks, trade secrets, know-how, contractual provisions, and confidentiality procedures to protect our intellectual property rights. In addition to the protection provided by our intellectual property rights, we enter into proprietary information and invention assignment agreements or similar agreements with our employees, consultants, and contractors.

Legal and Regulatory Proceedings

As of the date of this offering circular, we are not a party to any material legal or regulatory proceedings. In the normal course of business, we may be named as a party to various legal claims, actions and complaints. We cannot predict whether any resulting liability would have a material adverse effect on our financial position, results of operations or cash flows.

We may also pursue litigation to protect our legal rights and additional litigation may be necessary in the future to enforce our intellectual property and our contractual rights, to protect our confidential information or to determine the validity and scope of the proprietary rights of others.

Regulatory Environment

Various aspects of our business and service areas are subject to U.S. federal, state, and local regulation, as well as regulation outside the United States. Below is a summary of certain current areas of government regulation that apply to our business and potential regulatory issues of which we are aware. As discussed below, we generally believe that our business and the Offering discussed in this Offering Circular are compliant with these regulations, but in certain cases there may be uncertainty related to that conclusion. These descriptions are not exhaustive, and these laws, regulations and rules frequently change and are increasing in number.

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Securities Act Considerations

It is possible that certain artworks created by HDL and minted via NFTs would be viewed as ‘‘securities’’ for purposes of state or federal regulation. Offerings of securities in the United States are required, under the Securities Act, to either register with the SEC or to rely on an exemption from federal registration. Offerings of securities in the United States may also be required to register with applicable state regulators as required by state law. Should an offering of securities in the United States occur and the issuer of the securities has not registered the offering and has not performed the offering in reliance on an exemption from federal registration, under the laws of the United States such a security offering would be deemed illegal. Under the Securities Act, the definition of ‘‘security’’ is very broad and includes the concept of an ‘‘investment contract.’’ An investment contract is any financial transaction that fits within the ‘‘Howey test,’’ a four-factor test based on an analysis of the nature of the transaction and relevant case law. Certain crypto assets could fall into the Howey definition.

Exchange Act Considerations

It is possible that our activities with respect to crypto assets would cause us to be viewed as a ‘‘broker’’ or ‘‘dealer’’ under federal or state law. Under the Exchange Act, a ‘‘broker’’ is a person engaged in the business of effecting transactions in securities for the account of others. The staff of the SEC has indicated that receiving commissions or other transaction-related compensation is one of the determinative factors in deciding whether a person is ‘‘engaged in the business’’ of being a ‘‘broker,’’ in part because this ‘‘salesman’s stake’’ in a securities transaction incentivizes the recipient to encourage transactions that may or may not be appropriate for the parties involved. Because for certain crypto assets we receive a percentage of the amount of crypto assets a customer exchanges through the Exchange Aggregator on our platform, if any of the crypto assets for which we receive such payment were deemed to be securities, we could be viewed as a broker based on our receipt of such compensation. More generally, our activities with respect to any crypto assets that are deemed securities could trigger the need for broker registration. We have engaged in a review process for the crypto assets available to be traded through the Exchange Aggregator on our platform, and based on that review process, we have created two separate fee structures for the exchanges connected to the Exchange Aggregator. We charge a monthly flat fee to exchanges on which U.S. persons trade tokens. For exchanges that do not deal with U.S. persons, or on which U.S. persons do not have the ability to trade tokens that could be considered securities, we may charge a percentage of assets exchanged. We may also charge exchanges on which U.S. persons trade tokens a percentage of assets exchanged for certain digital assets that we have determined are not securities. However, it is possible that the SEC or another regulator could disagree with our position. If that were to be the case, we may be required to change our compensation system or make other changes to our platform and business, which could have a negative effect on our financial position. We may also be required to register as a broker-dealer and comply with applicable regulations. Any of these developments could have a negative effect on our business, financial condition, and results of operations.

Privacy, data protection and data security regulations

We are subject to laws and regulations relating to privacy, data protection, and data security. These laws and regulations are evolving, may impose inconsistent or conflicting standards among jurisdictions, can be subject to significant change and may result in ever-increasing regulatory and public scrutiny and escalating levels of enforcement and sanctions. For example, in the European Union, the GDPR imposes stringent obligations relating to privacy, data protection, and data security, authorizes fines up to 4% of global annual revenue or €20 million, whichever is greater, for some types of violations. In the United Kingdom, a Data Protection Act that substantially implements the GDPR also became law in May 2018 and was further amended in 2019 to align it more closely with the GDPR. Further, on January 1, 2020, the California Consumer Privacy Act (‘‘CCPA’’) went into effect. The CCPA, among other things, requires covered companies to provide new disclosures to California consumers, and afford such consumers new abilities to opt-out of certain sales of personal information. The CCPA provides for civil penalties for violations, as well as a private right of action that may increase related litigation. Moreover, a new privacy law, the California Privacy Rights Act (‘‘CPRA’’), was recently passed during the November 3, 2020 election. The CPRA significantly modifies the CCPA, potentially requiring us to incur additional costs and expenses in an effort to comply with the new regulations before it begins enforcement in 2023. In addition, some countries are considering or have enacted legislation requiring local storage and processing of data that could increase the cost or complexity of operating our platform or providing services.

We also expect that there will continue to be new proposed laws, regulations and standards relating to privacy and data protection in various jurisdictions, and we cannot determine the impact such future laws, regulations, and standards, or new or differing interpretations or patterns of enforcement of laws, regulations, and standards, may have on our business. Aspects of the GDPR, CCPA, and other laws, regulations, standards, and other obligations relating to privacy, data protection, and data security remain uncertain, and complying with these laws, regulations, and obligations, as well as new laws, amendments to or re-interpretations of existing laws and regulations, industry standards, and contractual and other obligations, may require us to undertake additional obligations and incur additional costs, modify our data handling practices, and restrict our business operations. It also is possible that these laws, standards, contractual obligations, and other obligations may be interpreted and applied in a manner that is, or is alleged to be, inconsistent with our data management practices, our privacy, data protection, or data security policies or procedures. If so, in addition to the possibility of fines, lawsuits and other claims, we could be required to modify services, or make changes to our business activities and practices, which could adversely affect our business as a whole. We may be unable to make such changes and modifications in a commercially reasonable manner or at all, and our ability to develop new offerings and features, and to make uses of data, could be limited.

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Any violations, or perceived violations, of laws, regulations, or contractual or other obligations relating to privacy, data protection, or data security could subject us to fines, penalties, and regulatory investigations and other actions, as well as to civil actions by affected parties. Any such actual or perceived violations could result in negative publicity and harm to our or our third-party API providers’ reputations, as well as adversely affect our ability to expand our platform and its functionality and any associated services, which could have a material adverse effect on our operations and financial condition. Additionally, privacy, data protection, and data security concerns, whether valid or not valid, may inhibit market adoption and use of crypto assets, particularly in certain industries and foreign countries.

Anti-money laundering, anti-bribery, sanctions, and counter-terrorist regulations

We are subject to anti-money laundering laws and regulations, including certain sections of the USA PATRIOT Act. We are also subject to anti-corruption laws and regulations, including the U.S. Foreign Corrupt Practices Act (the ‘‘FCPA’’) and other laws, that prohibit the making or offering of improper payments to foreign government officials and political figures and includes anti-bribery provisions enforced by the Department of Justice and accounting provisions enforced by the SEC. The FCPA has a broad reach and requires maintenance of appropriate records and adequate internal controls to prevent and detect possible FCPA violations. Many other jurisdictions where we conduct business also have similar anti-corruption laws and regulations. We have policies and procedures designed to identify and address potentially impermissible transactions under such laws and regulations.

Our business activities are subject to various restrictions under U.S. export control and sanctions laws and regulations, including the U.S. Department of Commerce’s Export Administration Regulations and various economic and trade sanctions administered by OFAC. The U.S. export control laws and U.S. economic sanctions laws include restrictions or prohibitions on the sale or supply of certain products and services to U.S. embargoed or sanctioned countries, governments, persons, and entities, and also require authorization for the export of certain encryption items. In addition, various countries regulate the import of certain software and technology, including through import permitting and licensing requirements and have enacted or could enact laws that could limit our ability to distribute our software in those countries.

Although we take precautions to prevent our software and services from being accessed or provided in violation of such laws, we may have previously allowed our software to be downloaded by individuals or entities potentially located in countries or territories subject to U.S. trade embargoes, in violation of U.S. sanctions laws. After learning of these potential violations, we initiated an internal review, took remedial action designed to prevent similar activity from occurring in the future, and submitted a voluntary self-disclosure regarding the apparent violations to OFAC. If we are found to be in violation of U.S. economic sanctions laws, it could result in fines and penalties. We may also be adversely affected through reputational harm. Further, the controls we have implemented may not be fully effective and there is no guarantee that we will not inadvertently provide software or services to sanctioned parties in the future. The voluntary self-disclosure is currently under review by OFAC.

Employees

As of February 28, 2022, we had the equivalent of approximately 2 full-time employees. The Company retains the responsibility for hiring, terminating, and managing its employees and operations. None of our employees are represented by a labor union or covered by a collective bargaining agreement. We have not experienced any work stoppages and we consider our relations with our employees to be good.

Facilities

We operate completely remotely and do not maintain a physical corporate headquarters. We may choose to procure physical space as we add employees and grow our organization. We believe that our remote working operations are adequate to meet our needs for the immediate future, and that, if necessary, suitable physical space will be available to accommodate any expansion of our operations.

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MANAGEMENT

Executive Officers and Directors

Our executive officers and directors, and their ages and positions as of the date hereof are as set forth below:

Name	Age	Position	Term of Office

Steve Coy		Co-CEO; Director	Co-CEO: Nov. 2021-Present Director: Nov. 2021-Present

Dorota Coy		Co-CEO; Director	Co-CEO: Nov. 2021 – Present Director: Nov. 2021 - Present

Executive Officers and Directors Bios

Steve Coy

Steve Coy currently works as Associate Professor at Lawrence Technical University. He holds a BFA in Graphic Design from the University of Michigan and an MFA from the University of Hawaii. Coy is an artist and designer whose work spans many genres including installation art, conceptual art, speculative art, and public art. His most notable project Hygienic Dress League (HDL), a collaboration with his wife, is a conceptual art project that uses a corporation as a new and original form of art. The couple’s public installations have been exhibited on numerous occasions in Detroit, MI, and they have appeared internationally in cities including Beijing, China; Berlin, Germany; Montreal, Canada; Madrid, Spain; and Vannes, France, among others. In 2017 their work was the subject of a solo exhibition at the Museo de Arte Contemporáneo in Bogota, Colombia. HDL has been featured in notable outlets including The New York Times, The New Yorker, Rolling Stone Magazine, The Economist, NYLON, CityLab, HuffPost, and Politiken.

Dorota Coy

Born in Lubin, Poland, Dorota Coy is a visual artist whose family migrated to the United States seeking better opportunities when she was 11. In 2002, Dorota received a B.A. from University of Vermont with a major in international relations. Photography, painting, and design were also a core part of her undergraduate studies. After graduation, she experienced diverse environments living in places such as Northern California, Philadelphia, and Hawaii. All of which affected her creative practice, inspiring work about fashion and American culture. In 2007, She moved to Detroit and co-founded hygienic dress league, a public art project, with husband and visual artist Steve Coy. This project has been featured in USA Today, The Economist, Art Ruby, Bad at Sports, Russian Maxim, Juxtapoz, Metro Times, WDET, Detroit News, and Curbed Detroit. Dorota is currently a producer at Team Detroit - a creative ad agency.

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Board Composition and Risk Oversight

Our board of directors is currently composed of two members. The amended and restated certificate of incorporation and amended and restated bylaws to be in effect upon the completion of this Offering provide that the number of directors shall be fixed from time to time by resolution of the board of directors.

Limitation of Liability and Indemnification

Our amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the General Corporation Law of the State of Delaware (‘‘DGCL’’). In addition, our amended and restated certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL and that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

As permitted by the DGCL, we expect to enter into separate indemnification agreements with each of our directors, officers and certain other employees that require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers, or employees. We also expect to obtain and maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities that might be imposed as a result of, actions, suits, or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not we would have the power to indemnify such a person against such liability under the provisions of the DGCL.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as our officers and directors. At present, there is no pending litigation or proceeding involving our directors or officers for whom indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation of the three highest paid persons who were our executive officers and directors during the year ended December 31, 2022:

Name and Principal Position	Year	Cash Compensation	All Other Compensation	Total
Steve Coy Co-CEO and Director	2022	$150,000	$0	$150,000
Dorota Coy Co-CEO and Director	2022	$150,000	$0	$150,000

Employment Arrangements with our Named Executive Officers

Steve Coy

Mr. Coy does not have an employment letter agreement. Mr. Coy’s current annual base salary is $150,000 per year.

Dorota Coy

Mrs. Coy does not have an employment letter agreement. Mrs. Coy’s current annual base salary is $150,000 per year.

Director Compensation

As of the date of this Offering Circular, our board of directors is composed entirely of members of our management team, and as a result none of our directors receive separate compensation for their service on the board of directors.

Principal Stockholders

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of December 31, 2021, and as adjusted to reflect the sale of our common stock in this offering, for:

•	all executive officers and directors as a group, individually naming each director or executive officer who beneficially owns more than 10% of our common stock or who is a selling stockholder;

•	any other securityholder who beneficially owns more than 10% of our common stock; and

•	the selling stockholders.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our common stock. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.

Steve Coy	200,000 shares Class A Common Stock

Dorota Coy	200,000 shares Class A Common Stock

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DESCRIPTION OF THE SECURITIES BEING OFFERED

We are offering up to Six Hundred Fifty-Six Thousand Two Hundred Fifty (656,250) shares of Class B Common Stock, which will be represented as HDL Tokens. The powers, preferences, and relative participating, optional or other special rights, and their qualifications, limitations and restrictions of the Class B Common Stock, which will be represented as HDL Tokens, are as follows:

Voting.

Except as otherwise provided by law, the holders of outstanding shares of Class B Common Stock, represented by HDL Tokens, shall not have any voting rights.

Dividends.

Holders of shares of Class B Common Stock, represented by HDL Tokens, shall be entitled to receive such dividends and distributions and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor.

Liquidation.

Shares of Class B Common Stock, represented by HDL Tokens, shall be entitled to receive the assets and funds of the Corporation available for distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary. A liquidation, dissolution or winding up of the affairs of the Corporation shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other person or a sale, lease, exchange or conveyance of all or a part of its assets.

Preemptive Rights.

Shares of Class B Common Stock, represented by HDL Tokens, shall not have any preemptive rights.

Conversion Rights.

Shares of Class B Common Stock, represented by HDL Tokens, shall not have any conversion rights.

Redemption Rights.

Shares of Class B Common Stock, represented by HDL Tokens, shall not have any redemption rights.

Forum Selection.

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action arising pursuant to any provision of the Delaware General Corporation Law or this Certificate of Incorporation or the Bylaws (as either may be amended from time to time), or (4) any action asserting a claim governed by the internal affairs doctrine. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this section.

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CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Set forth below is a discussion, in summary form, of certain United States federal income tax consequences relating to the acquisition, ownership and disposition of HDL Tokens (“Tokens”) to U.S. holders and non-U.S. holders. This summary does not attempt to present all aspects of the United States federal income tax laws or any state, local or foreign laws that may affect an investment in Tokens. This summary is general in nature and should not be construed as tax advice to any prospective purchaser. No ruling has been or will be requested from the Internal Revenue Service (the “IRS”) and no assurance can be given that the IRS will agree with the tax consequences described in this discussion.

This description is based on the U.S. Internal Revenue Code of 1986, as amended, (the “Code”), existing, proposed, and temporary U.S. Treasury Regulations and judicial and administrative interpretations thereof, in each case as available on the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below.

Each prospective purchaser should consult with its own tax adviser in order to fully understand the United States federal, state, local and foreign income tax consequences of an investment in Tokens. No formal or legal tax advice is hereby given to any prospective purchaser.

Transactions involving Initial Coin Offerings (“ICOs”) and Token transactions are relatively new and it is more than likely that the IRS will issue guidance, possibly with retroactive effect, impacting the taxation of participants in an ICO and purchasers of Tokens. Future tax guidance from the IRS (or guidance resulting from future judicial decisions) could negatively impact purchasers of Tokens.

This discussion is limited to U.S. federal income tax considerations to U.S. holders and non-U.S. holders that hold Tokens as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to particular holders in light of their individual circumstances, including holders subject to special treatment under U.S. tax laws, such as, for example:

·	banks, thrifts, mutual funds or other financial institutions, underwriters, or insurance companies;

·	traders in securities who elect to apply a mark-to-market method of accounting;

·	real estate investment trusts and regulated investment companies;

·	tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

·	expatriates or former long-term residents of the United States;

·	partnerships or other pass-through entities (or arrangements treated as such) or investors therein;

·	dealers or traders in securities, commodities, or currencies;

·	grantor trusts;

·	persons subject to the alternative minimum tax;

·	U.S. persons whose “functional currency” is not the U.S. dollar;

·	persons who receive Tokens as compensation, or as an incentive, reward, or grant; or

·	persons who are subject to the accounting rules under Section 451(b) of the Code.

For the purposes of this discussion, the term “U.S. holder” means a beneficial owner of Tokens, that is, for U.S. federal income tax purposes:

·      an individual who is a citizen or resident of the United States;

·      a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

·      an estate the income of which is subject to U.S. federal income tax regardless of its source; or

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·      a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

For the purposes of this discussion, a “non-U.S. holder” means a beneficial owner of Tokens that is neither a U.S. holder nor a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds Tokens, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their tax advisors with regard to the U.S. federal income tax consequences of the ownership and disposition of Tokens.

THIS DISCUSSION DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF TOKENS. HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF TOKENS, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

Tax Treatment of Token Sale

The issuance of Tokens to a U.S. holder or non-U.S. holder will be treated, for U.S. federal income tax purposes, as a taxable sale of property by the Company to the holder. While a sale of property, such as Tokens, generally is not taxable to the purchaser for U.S. federal income tax purposes, a holder that uses Bitcoin or Ether as its form of payment for the Tokens may have taxable gain or loss to the extent the holder’s adjusted tax basis in Bitcoin or Ether used to purchase the Tokens (expressed in U.S. dollars) is less than or greater than, respectively, the applicable exchange rate for Bitcoin or Ether (expressed in U.S. dollars) upon the acquisition of the Tokens. The holder should generally have a tax basis for U.S. federal income tax purposes in the Tokens it acquires from the Company equal to the amount of money such holder paid for the Tokens. The holder’s holding period in the Tokens should begin on the day the Tokens are issued to the holder.

Disposition of Tokens

A U.S. holder who sells, exchanges, or otherwise disposes of the Tokens for cash or other property (including pursuant to an exchange of such Tokens for other convertible virtual currency) should, pursuant to Internal Revenue Service Notice 2014-21 (the “Notice”), recognize capital gain or loss in an amount equal to the difference between the fair market value of the property received in exchange for such Tokens and the holder’s adjusted tax basis in the Tokens. This capital gain should be long-term if the holder has held its Tokens for more than one year prior to disposition. In addition, under the Notice, if the U.S. holder of Tokens utilizes such Tokens as form of currency with which to acquire assets or pay for services, then the holder should recognize gain or loss in an amount equal to the difference between the fair market value of such property or services received in exchange for such Tokens and the holder’s adjusted tax basis in the Tokens.

Net Investment Income Tax

Certain U.S. holders that are individuals, estates or trusts may be subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their net gains from the disposition of Tokens. Each U.S. holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the net investment income tax to its income and gains in respect of its investment in Tokens.

Backup Withholding Tax and Information Reporting Requirements

U.S. backup withholding tax and information reporting requirements generally apply to payments to non-corporate U.S. holders of Tokens. Information reporting will apply to proceeds from the disposition of Tokens by a paying agent within the United States or who is a U.S.-related financial intermediary to U.S. holders, other than U.S. holders that are exempt from information reporting and properly certify their exemption. A paying agent within the United States or who is a U.S.-related financial intermediary will be required to withhold at the applicable statutory rate, currently 24%, in respect of any proceeds from the disposition of Tokens within the United States to a U.S. holder (other than U.S. holders that are exempt from backup withholding and properly certify their exemption) if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements. U.S. holders who are required to establish their exempt status generally must provide a properly completed IRS Form W-9.

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Information returns may be filed with the IRS in connection with, and non-U.S. holders may be subject to backup withholding on, amounts received in respect of their disposition of Tokens, unless the non-U.S. holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the non-U.S. holder otherwise establishes an exemption. Proceeds from the sale or other disposition of Tokens received in the United States by a non-U.S. holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such non-U.S. holder provides proof an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. holder’s U.S. federal income tax liability. A U.S. holder generally may obtain a refund of any amounts withheld under the backup withholding rules in excess of such holder’s U.S. federal income tax liability by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information.

Foreign Account Tax Compliance Act (FATCA)

The Foreign Account Tax Compliance Act, Treasury Regulations issued thereunder and official IRS guidance, collectively “FATCA,” generally impose a U.S. federal withholding tax of 30% on dividends on, and the gross proceeds from a sale or other disposition of, Tokens paid to a “foreign financial institution” (as specially defined under these rules), unless otherwise provided by the Treasury Secretary or such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and the gross proceeds from a sale or other disposition of Tokens paid to a “non-financial foreign entity” (as specially defined under these rules) unless otherwise provided by the Treasury Secretary or such entity provides the withholding agent with a certification identifying the substantial direct and indirect U.S. owners of the entity, certifies that it does not have any substantial U.S. owners, or otherwise establishes an exemption.

The withholding obligations under FATCA generally apply to dividends on Tokens (if any). The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to payment of gross proceeds from a sale or other disposition of Tokens, which may be relied upon by taxpayers until final regulations are issued. The withholding tax will apply regardless of whether the payment otherwise would be exempt from U.S. nonresident and backup withholding tax, including under the other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Prospective investors should consult with their own tax advisors regarding the application of FATCA withholding to their investment in, and ownership and disposition of, Tokens.

EACH PURCHASER SHOULD SEEK, AND MUST DEPEND UPON, THE ADVICE OF HIS OR HER TAX ADVISOR WITH RESPECT TO THEIR INVESTMENT IN TOKENS, AND EACH PURCHASER IS RESPONSIBLE FOR THE FEES OF SUCH ADVISOR. NOTHING IN THIS MEMORANDUM IS OR SHOULD BE CONSTRUED AS LEGAL OR TAX ADVICE TO A PURCHASER. PURCHASERS SHOULD BE AWARE THAT THE INTERNAL REVENUE SERVICE MAY NOT AGREE WITH ALL TAX POSITIONS TAKEN BY THE COMPANY AND THAT CHANGES TO THE INTERNAL REVENUE CODE OR THE REGULATIONS OR RULINGS THEREUNDER OR COURT DECISIONS AFTER THE DATE OF THIS OFFERING STATEMENT MAY CHANGE THE ANTICIPATED TAX TREATMENT TO A PURCHASER. THE COMPANY WILL NOT OBTAIN ANY RULING FROM THE INTERNAL REVENUE SERVICE WITH REGARD TO THE TAX CONSEQUENCES OF AN INVESTMENT IN TOKENS.

THE TAX TREATMENT OF TOKENS IS UNCERTAIN AND THERE MAY BE ADVERSE TAX CONSEQUENCES FOR PURCHASERS UPON CERTAIN FUTURE EVENTS. THE PURCHASE OF TOKENS MAY RESULT IN ADVERSE TAX CONSEQUENCES TO PURCHASERS, INCLUDING WITHHOLDING TAXES, INCOME TAXES AND TAX REPORTING REQUIREMENTS. EACH PURCHASER SHOULD CONSULT WITH AND MUST RELY UPON THE ADVICE OF ITS OWN PROFESSIONAL TAX ADVISORS WITH RESPECT TO THE UNITED STATES AND NON-U.S. TAX TREATMENT OF AN INVESTMENT IN TOKENS.

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PLAN OF DISTRIBUTION

Securities being issued

We are offering up to Six Hundred Fifty-Six Thousand Two Hundred Fifty (656,250) shares of Class B Common Stock, represented by HDL Tokens pursuant to this Offering Circular. The HDL Tokens being offered hereby will be primarily offered by associated persons of ours at https://www.hdlcorp.io/. The shares will be issued in book-entry form as reflected on the books of our Transfer Agent. Purchases or transfer of our HDL Tokens will be executed by our Transfer Agent. In conducting this offering, these persons intend to rely on the exemption from registration contained in Exchange Act Rule 3a4-1.

This Offering will close upon the earliest of (i) December 31, 2022, (ii) the date on which all Six Hundred Fifty-Six Thousand Two Hundred Fifty (656,250) shares of Class B Common Stock represented by HDL Tokens have been sold, (iii) the date which is one year after this offering is qualified by the SEC, or (iv) the date on which this offering is earlier terminated by the Company in its sole discretion.

The estimated Offering expenses payable by us are approximately $500,000.00 consisting of legal and accounting fees and printer costs.

HDL is not subject to the registration requirements of Section 304 of the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, because it does not offer and sell securities pursuant to Section 4(a)(6) of the Securities Act, and, therefore, does not meet the definition of a “funding portal.”

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the HDL Corp.’s website at www.hdlcorp.io, as well as on the SEC’s website at www.sec.gov.

HDL Tokens

Our HDL Tokens exist solely as book-entry shares within the records of the Transfer Agent. HDL Tokens will not have traditional share certificates. We intend that each share of our Class B Common Stock will be represented by a digital common token referred to as the HDL Token. HDL Tokens are only digital representations of our Class B Common Stock, contain no voting rights, and cannot be traded independently of the Class B Common Stock they represent. We recognize that the use of HDL Tokens as representations of our Class B Common Stock is novel, and therefore if we make HDL Tokens available, we reserve the right to discontinue the usage of HDL Tokens and revert to traditional or other methods of share certification. We may choose to discontinue the usage of HDL Tokens so as to permit our HDL Tokens to trade on a trading platform that is not currently equipped to handle digital tokens.

Should we choose to discontinue the usage of HDL Tokens, this decision would have no effect on the ability of holders of our HDL Tokens to trade their HDL Tokens on an ATS or through other means. We would notify holders of our HDL Tokens of any decision to make HDL Tokens available or discontinue their use by (1) posting a notice on the HDL website (https://www.hdlcorp.io/), (2) delivering a notice to each holder by electronic mail and (3) filing with the SEC a Current Report Pursuant to Regulation A on Form 1-U. If we make HDL Tokens available, the ownership and transfer of shares of our HDL Tokens will be recorded in book-entry form by the Transfer Agent and, the transfer of HDL Tokens will be recorded by the Transfer Agent on the relevant blockchain.

Although records of secondary transfers of HDL Tokens between stockholders, which we refer to as ‘‘peer-to-peer’’ transactions, would be viewable on a blockchain network, record and beneficial ownership of our HDL Tokens is reflected solely on the book-entry records of the Transfer Agent. The Transfer Agent is regulated by the SEC and the Transfer Agent’s records constitute the only official shareholder records for our HDL Tokens and govern the record ownership of our HDL Tokens in all circumstances.

If HDL makes HDL Tokens available, the process will occur as follows: The Transfer Agent maintains a record of all holders of HDL Tokens who also possess cryptocurrency wallet addresses. The Transfer Agent will automatically provide each wallet address associated with a holder of HDL Tokens with one HDL Token per share of Class B Common Stock purchased by such holder. The holder of HDL Tokens can choose to either leave the HDL Tokens in the wallet, or the holder can contact the Transfer Agent and request that the Transfer Agent remove the HDL Tokens from the wallet. If the Transfer Agent removes the HDL Tokens, the Transfer Agent will burn them. Holders of HDL Tokens who do not possess a cryptocurrency wallet address will not receive HDL Tokens.

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In the event of the Company’s liquidation, dissolution or winding up, holders of the Company’s Class B Common Stock, represented by HDL Tokens, are entitled to share ratably in all assets remaining, if any, after payment of liabilities. Holders of the Company’s Class B Common Stock, represented by HDL Tokens, have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such Class B Common Stock, represented by HDL Tokens.

HDL Tokens are ‘‘Securitize DS Protocol’’ digital tokens that are transferable between approved accounts in peer-to-peer transactions on a blockchain network. HDL Tokens are created, held, distributed, maintained, and deleted by the Transfer Agent, and not by HDL and cannot be created or deleted by any entity other than the Transfer Agent.

The Transfer Agent uses the Securitize DS Standard (which can interface with various blockchain networks’ programming standards) to program any relevant compliance-related transfer restrictions that would traditionally have been printed on a paper stock certificate onto ‘‘smart contracts’’ (computer programs written to the relevant blockchain), which allows the smart contract to impose the relevant conditions on the transfer of the HDL Tokens. One example of such coding is a restriction on to whom HDL Tokens may be transferred. The restrictions are coded as a smart contract that overlays the HDL Tokens, and the restrictions act in the same way as transfer restrictions printed on a stock certificate do, in that they prevent the unauthorized transfer of shares. Relevant transfer restrictions will be provided to the Transfer Agent by the Company.

How to purchase shares of our HDL Tokens in this Offering

Creation of an account

In order to purchase shares of our HDL Tokens, a new potential purchaser must first create an account on the website of our Transfer Agent. There is no charge for setting up this account and any person or entity that establishes an account is under no obligation to participate in the Offering. Setting up an account can be done directly on the website of the Transfer Agent, or it can be done through a link to the Transfer Agent’s website from within the HDL website. Once the potential purchaser has set up the HDL website and created an account to the Transfer Agent’s website that appears within the HDL website. The link will open up the potential purchaser’s web browser and take the potential purchaser to the website of the Transfer Agent.

All information provided by a potential purchaser to the Transfer Agent is provided by the potential purchaser directly to the Transfer Agent, not to HDL, and held solely by the Transfer Agent and not by HDL. The Transfer Agent will maintain the identity of each record holder of our HDL Tokens.

On the Transfer Agent’s website, a potential purchaser must complete required anti-money laundering and know-your-customer processes (the ‘‘Processes’’). As part of the Processes, the Transfer Agent will request that potential purchasers provide verification of their identity and address of residence. Once a potential purchaser has completed the Processes and been approved to be eligible to purchase HDL Tokens, the potential purchaser’s identity will be added to the Transfer Agent’s ‘‘whitelist.’’ The whitelist is a list maintained by the Transfer Agent of approved persons or entities who have complied the required Processes, including providing the Transfer Agent with various required personal information and documentation. HDL Tokens may only be sold or transferred to people or entities on the whitelist. It is possible that in the future the Company may either choose to hire a separate, third-party provider of the Processes or this task may be performed by a broker affiliated with an ATS on which the Company’s Class B Common Stock, represented by HDL Tokens will trade. In either case, such external providers would perform the Processes and provide the results to the Transfer Agent, who would then add the approved persons and entities to the whitelist.

Once a potential purchaser has completed the Processes and been added to the whitelist, the potential purchaser will be shown a link that returns the potential purchaser to the HDL website. On the HDL website, a potential purchaser will be asked to certify that they are either an accredited investor within the meaning of Regulation D under the Securities Act, or that their investment in HDL Tokens does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). In addition, the potential purchaser will be provided with all necessary documentation that must be supplied to a potential purchaser in order for the potential purchaser to take part in this Offering. Such documentation will include relevant investor disclosure such as the Offering Circular. The potential purchaser will then be able to review and sign the relevant documents, such as subscription agreements and investor disclosures and confirm their purchase of the HDL Tokens being sold in this Offering, The potential purchaser will provide information for funding their purchase and the information will be sent directly to the Transfer Agent through a user interface that has been consented to by the Transfer Agent.

Prior to the qualification of the offering, we have engaged in testing-the-waters activities that utilize the HDL website. We have provided potential investors with a link to the Securitize platform where they can complete the Processes and we have allowed them to provide us with an expression of interest in the offering by signing up and requesting more information about the Offering. We will not make any offering of securities unless an Offering statement has been filed with the SEC and we will not make any sale of securities until an offering statement has been qualified by the SEC.

Issuance of HDL Tokens

The initial issuance of HDL Tokens at the closing of this Offering will be made by the Transfer Agent to the potential purchasers who created accounts with the Transfer Agent, were added to the Transfer Agent’s whitelist and deposited payment for their potential purchase into the designated custodian account the Transfer Agent maintains on behalf of HDL with the Escrow Agent. Once the purchase of our HDL Tokens has been completed, and if we make available HDL Tokens, each purchaser would be represented on the blockchain used by the HDL Tokens with a unique identification number built from the whitelisting information provided by such purchaser.

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The HDL Tokens are priced in U.S. dollars. In order to purchase our HDL Tokens, potential purchasers must pay the purchase price for our HDL Tokens in either USD or USDC. Purchasers must also pay the applicable network fee required to transact in the purchaser’s selected crypto asset, which is paid directly to the crypto asset’s network, not to HDL.

All proceeds for the sale of our HDL Tokens will be held in a designated custodian account the Transfer Agent maintains on behalf of HDL with the Escrow Agent until the closing of this Offering. After receiving payments for the securities being raised, the Escrow Agent will convert the cryptocurrencies that were received to U.S. dollars. If the Offering is terminated or expires prior to the closing of the Offering and no shares of our HDL Tokens have been issued, the Escrow Agent will release the proceeds back to the relevant purchasers. Escrowed proceeds will be released back in the amount and form of payment that was made on the original date of payment, and payments will be returned in the same crypto asset that such payment was made in. All of the USDC proceeds from the sale of our Class B Common Stock will be held by the Escrow Agent in a separate wallet designated for HDL. The value in U.S. dollars of the USDC used to purchase shares of our Class B Common Stock will be calculated based on publicly available exchange rates at the point in time at which the purchaser transfers such crypto asset to the escrow wallet and is recorded by Escrow Agent at such point of transfer. We intend to use the exchange rates quoted by https://bitcoinaverage.com to determine the U.S. dollar value of USDC. If we are unable to obtain conversion rates from https://bitcoinaverage.com/, as the case may be, at the point of transfer, we may rely on publicly available exchange rates quoted by other exchange operators. We will provide notice to investors explaining how and why we are selecting a replacement source for valuing any form of payment we accept for securities being purchased in this offering.

Before you initiate a crypto asset payment for HDL Tokens, the Transfer Agent will provide a confirmation showing the U.S. dollar purchase amount, the type of crypto asset that the purchaser has chosen to make the payment in, the amount of the selected crypto asset that will be transferred and the number of HDL Tokens to be issued to the purchaser subject to the acceptance of the purchaser’s subscription.

HDL will not convert crypto asset payments into U.S. dollars at any time during the escrow period and will not make any adjustments to the U.S. dollar conversion amounts to reflect changes in the value of such crypto assets during the escrow period.

If we reject your subscription for any reason, our sole obligation to participants in this Offering will be to return to such participants, without interest or penalty, as soon as practicable, such participants’ subscription payments in the amount and form of payment that was made on the original date of payment. Payment will be returned in the same crypto asset that it was made in. Consequently, for participants who utilize crypto assets to purchase HDL Tokens, the amount and type of crypto assets returned to such participants will be the same amount and same type of crypto asset used to make the payment on the original date of payment. A participant will not be permitted to receive a return payment in any form of payment different from the one the participant used on the original date of payment.

If any information or representation made by a prospective investor or others acting on his behalf mislead the Company as to the financial or other circumstances of such investor, and if, because of any error or misunderstanding as to such circumstances, the Company may reject subscriptions in whole or in part. Additionally, if in the Company’s reasonable judgment, such action is deemed to be in our best interest, the Company will reject a subscription after a reasonable period of review. If this offering is oversubscribed, the Company will, in its sole discretion, determine which subscriptions will be accepted.

This Offering will close upon the earliest of (i) December 31, 2022, (ii) the date on which all Six Hundred Fifty-Six Thousand Two Hundred Fifty (656,250) shares of Class B Common Stock represented by HDL Tokens have been sold, (iii) the date which is one year after this offering is qualified by the SEC, or (iv) the date on which this offering is earlier terminated by the Company in its sole discretion.

Upon the closing of this Offering, the Transfer Agent will record the issuance of each share of HDL Tokens to the relevant purchasers via the book-entry method. Upon completion of the book-entry record, if we make available HDL Tokens, the Transfer Agent would then transfer one HDL Token per share of HDL Tokens purchased to the purchaser’s wallet, the address of which the purchaser will have provided to the Transfer Agent during the process of creating their account with the Transfer Agent.

Following the closing of this Offering, a number representing the number of HDL Tokens held by the stockholder will be visible on the HDL website and on the Transfer Agent’s website. On the Transfer Agent’s website, stockholders can view their stock holdings, review stockholder correspondence and disclosures from the Company, and sign stockholder documents.

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Trading HDL Tokens following the closing of this Offering

Peer to peer transactions

Following the closing of this Offering, our HDL Tokens may be sold in peer-to-peer transactions and the HDL Tokens transferred in accordance with such sales, subject to satisfaction of compliance-related transfer restrictions coded onto the HDL Tokens. Holders of shares of HDL Tokens may transfer such shares through the book-entry transfer facilities of the Transfer Agent even if there is no means by which to separately transfer the HDL Tokens.

Once the Offering has closed, and if we make HDL Tokens available, the Transfer Agent will use a two-step process to ensure that any subsequent peer to peer transfers of the Company’s HDL Tokens are made in compliance with federal securities laws.

The following description assumes that HDL Tokens have been made available. In order for any subsequent peer to peer transfer of Class B Common Stock utilizing the Common Stock Tokens to occur, (i) the holder and recipient of the HDL Tokens must be on the whitelist and (ii) the transfer must not violate any of the HDL Tokens transfer restrictions that have been programmed onto the holder’s HDL Tokens. All transfers of HDL Tokens must comply with the HDL Tokens transfer restrictions programmed onto the HDL Tokens. It is anticipated that peer to peer transfers will occur in the following way:

1.	A holder of HDL Tokens opens the Securitize platform and clicks on the ‘‘Offering App,’’ a specific app within the Securitize platform. The Offering App is connected to the Transfer Agent through an API connection, which allows the Offering App and the Transfer Agent to share information. When the holder opens the app, the holder will see the number of HDL Tokens that the holder possesses, each one of which represents HDL Tokens owned by the holder.

2.	The holder types into the Offering App the wallet address that represents the person or entity to whom the holder wishes to transfer HDL Tokens. The holder then types into the Offering App the number of HDL Tokens to be transferred from the holders’ wallet address to the wallet address representing the recipient. The holder then initiates the transfer. When the holder initiates the transfer, the holder is initiating a transfer of HDL Tokens that represent the number of HDL Tokens that the holder wishes to transfer, and it is the HDL Tokens that will move on a blockchain network from the wallet address of the holder to the wallet address of the recipient.

3.	When a transfer as described above has been initiated, all relevant information about the transfer, including the identity of the holder and the wallet addresses of the holder and the potential recipient, is sent from the Company to the Transfer Agent through the API connections. The Transfer Agent’s Securitize DS Standard protocol checks the unique identification number assigned to both the sender’s and the receiver’s wallet addresses, which was assigned as part of the whitelisting process. If either the sender or the receiver do not have a whitelisted identification number, the transfer will not be permitted by the protocol. In addition, the Securitize DS Standard protocol checks the transfer restrictions encoded on the holder’s HDL Tokens to ensure that the proposed transfer does not violate any of the transfer restrictions.

4.	When the Transfer Agent’s validation process is complete, and the Securitize DS Standard protocol has approved the transfer, the transfer of the HDL Tokens will be permitted. Simultaneous with the transfer of the HDL Tokens, the Transfer Agent will record a transfer of the HDL Tokens in the book-entry stock records of the Company.

5.	The Transfer Agent performs a reconciliation process between its book-entry records of the HDL Tokens and the movement of the HDL Tokens on their blockchain on a daily basis. The reconciliation process consists of the Transfer Agent’s compliance officer reviewing, at close of business, the book entry records of HDL against the daily record of movements of the HDL Tokens on their blockchain network. The compliance officer will also communicate with the Transfer Agent’s customer service team so as to be informed of any pending or open transactions, or any disputes that have been raised in regard to HDL’s book entry records. In addition to the compliance officer’s review, an automated review is also performed every 72 hours that compares the book entry records of HDL against the number of HDL Tokens that have been provided to HDL Token holders. The Transfer Agent has standard internal procedures to identify and resolve any discrepancies it identifies during the reconciliation process. If a discrepancy is identified, and the compliance officer cannot determine the origin of, and a resolution to, the discrepancy, the compliance officer will notify the general counsel of the Transfer Agent and the general counsel will review the discrepancy in conjunction with HDL.

Holders of HDL Tokens can request the Transfer Agent review their transactions if holders of HDL Tokens believe that there is a discrepancy between the record of the HDL Tokens movements on the blockchain and the book-entry records of the Company. To request a review, holders of HDL Tokens must contact the Transfer Agent through its online support form, which can be accessed upon signing into the holder’s account with the Transfer Agent. In addition, holders of HDL Tokens have 24/7 access to an online investor knowledge base that provides holders with support guides and articles.

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Should there be any unresolved discrepancy regarding any transfer of HDL Tokens, the Transfer Agent’s book-entry records shall constitute the official shareholder records for our HDL Tokens and govern the record ownership of our HDL Tokens in all circumstances.

In order to transfer HDL Tokens on the Polygon Blockchain, the network requires the payment of network fees, sometimes referred to as ‘‘gas fees.’’ These fees are payments made by users of the Polygon Blockchain to the Polygon Blockchain miners to compensate the miners for the computing energy required to process and validate transactions on the network. The gas fee is determined by the Polygon miners, and the miners can choose to decline to process a transaction if the gas fee does not meet their specified threshold. As a result, the amount of the gas fee can vary, and can increase due to increased demand for the miners’ services in processing network transactions. Any such gas fees will be paid by the person or entity that holds and is choosing to transfer HDL Tokens. . HDL reserves the right to utilize alternative blockchains for the HDL Tokens and will provide holders of its HDL Tokens with appropriate notification should it choose to make available HDL Tokens on any blockchain, or if HDL should choose to change the blockchain on which HDL Tokens were available.

The Company will conduct significant research regarding whether a blockchain protocol change is necessary for HDL tokens. The Company would examine factors that are not limited to but could possibly include: (i) Current blockchain technological trends;(ii) Blockchain protocol usage and gas fees;(iii) User feedback; and (iv) Regulatory authority feedback and considerations.

If we choose to make available HDL Tokens, records of transfers of HDL Tokens would be viewable on the Polygon blockchain. However, record and beneficial ownership of our HDL Tokens is reflected on the records of the Transfer Agent. The Transfer Agent is regulated by the SEC and the Transfer Agent’s records constitute the official shareholder records for our HDL Tokens and govern the record ownership of our HDL Tokens in all circumstances.

Transfers on an ATS, if available

We are in discussions with several ATSs regarding the availability of our HDL Tokens for trading; however, these discussions may not be successful, and there can be no assurance that our HDL Tokens will become available for trading on an ATS in the near term or at all. If, in the future, our HDL Tokens were to become available for trading on an ATS we will provide all holders of our HDL Tokens with instruction on how to access the ATS and how to trade their HDL Tokens on any such ATS.

It is possible that if our HDL Tokens were to become available for trading on an ATS, potential purchasers who do not yet hold HDL Tokens will be required to complete the Processes, as defined above, on the Transfer Agent’s website, or the Company may either choose to hire a separate, third-party provider of the Processes or have the Processes performed by a broker affiliated with an ATS on which the HDL Tokens will trade. Any such external provider that performs the Processes would provide the results of the Processes and other relevant information about the potential purchaser to the Transfer Agent, who would then add any approved persons and entities to the whitelist, as described above.

Transfers of Class B Common Stock without HDL Tokens

It is always possible for holders of our Class B Common Stock to transfer their shares without using the HDL Tokens. To undertake such a transfer, the holder would contact the Transfer Agent and provide the Transfer Agent with all requested information regarding the transfer. The Transfer Agent would review the transfer restrictions applicable to the holder’s Class B Common Stock and, if the proposed transfer was permitted, would record the transfer of the shares using the book-entry method. If HDL Tokens were made available, a transfer of shares undertaken in this manner would not be recorded on the blockchain record of the HDL Tokens.

If a transfer or sale of Class B Common Stock is made and the seller possesses HDL Tokens but does not transfer to the buyer the number of HDL Tokens that corresponds to the amount of Class B Common Stock sold, the Transfer Agent will remove the relevant amount of HDL Tokens from the seller’s digital wallet and burn them, so that they no longer exist. If a purchaser of Class B Common Stock has a digital wallet and wishes to possess HDL Tokens, but the seller of the Class B Common Stock either did not possess HDL Tokens, or did not provide them to the purchaser, the Transfer Agent will provide the purchaser with new HDL Tokens.

If we choose to make available HDL Tokens, records of transfers of HDL Tokens would be viewable on the Polygon blockchain. However, record and beneficial ownership of our HDL Tokens is reflected on the records of the Transfer Agent. The Transfer Agent is regulated by the SEC and the Transfer Agent’s records constitute the official shareholder records for our HDL Tokens and govern the record ownership of our HDL Tokens in all circumstances.

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Transferring accounts and changing systems

We retain the right to select and change our transfer agent. We may choose to change our transfer agent, and. If we were to do so, our current Transfer Agent would directly provide all stockholder data to the new transfer agent. As we do not retain any of our stockholders’ personal information in their capacity as stockholders, we are not able to directly transfer this information. We also retain the right to list our HDL Tokens on different trading platforms, which may or may not support our HDL Tokens. Should we choose to list on a different trading platform, our current Transfer Agent would directly provide all stockholder data to the relevant transfer agent for the new platform. If the new platform did not support our HDL Tokens, this would not affect the valid issuance of our HDL Tokens nor would it affect the records of the Transfer Agent in regard to our HDL Tokens.

State Law Exemption

As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state ‘‘Blue Sky’’ law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our Class B Common Stock is offered and sold only to ‘‘qualified purchasers’’ or if our Class B Common Stock were to be listed on a national securities exchange. ‘‘Qualified purchasers’’ include: (i) ‘‘accredited investors’’ under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Class B Common Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a ‘‘qualified purchaser’’ for purposes of Regulation A.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Bull Blockchain Law, LLP.

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EXPERTS

The financial statements as of December 31, 2021 included in this Offering Circular have been included in reliance on the report of Jennifer L. Anderson, LLC, an independent certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC an Offering Circular on Form 1-A under the Securities Act with respect to the shares of our common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement, some items of which are contained in exhibits to the offering statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this Offering Circular concerning the contents of any contract or document referred to are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement is this offering circular relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

You may read and copy the offering statement, including the exhibits and schedules thereto, at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above.

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HYGIENIC DRESS LEAGUE CORP.

FINANCIAL STATEMENTS

October 16, 2021 (Date of Inception) to December 31, 2021

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HYGIENIC DRESS LEAGUE CORP.

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INDEPENDENT AUDITOR'S REPORT

To the Management of

Hygienic Dress League Corp.

257 Old Churchmans Road

New Castle, Delaware 19720

Opinion

We have audited the accompanying financial statements of Hygienic Dress League Corp. (a Corporation), which comprise the balance sheet as of December 31, 2021, and the related statements of income and retained earnings, and cash flows for the period October 16, 2021 (Date of Inception) to December 31, 2021 then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hygienic Dess League Corp. as of December 31, 2021, and the results of its operations and its cash flows for the period October 16, 2021 (Date of Inception) to December 31, 2021 then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Hygienic Dress League Corp. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Hygienic Dress League Corp.’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

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•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Hygienic Dress League Corp. ’s internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Hygienic Dress League Corp.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

JENNIFER L ANDERSON LLC

Moorestown, New Jersey

February 18, 2022

April 29, 2022

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BALANCE SHEET

HYGIENIC DRESS LEAGUE CORP.

BALANCE SHEET

December 31, 2021

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$332,965

TOTAL CURRENT ASSETS	332,965

PROPERTY, PLANT, & EQUIPMENT, net	8,710

TOTAL ASSETS	$341,675

LIABILITIES & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$6,025
Income tax Payable	6,720
Shareholder Loans	3,312

TOTAL CURRENT LIABILITIES	16,057

STOCKHOLDERS' EQUITY
Common Stock, 1,000,000 shares authorized, 400,000 shares issued	$400
and outstanding, $.0001 par value
Additional paid in Capital	299,600
Retained Earnings	25,618

TOTAL STOCKHOLDERS' EQUITY	325,618

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$341,675

See accompanying notes to financial statements.

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STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

HYGIENIC DRESS LEAGUE CORP.

STATEMENT OF INCOME AND RETAINED EARNINGS

For the Period October 16, 2021 (Date of Inception) to December 31, 2021

REVENUES	$100,000

EXPENSES
Advertising & Marketing	21,212
Depreciation	968
Development Expenses	4,523
Meals	189
Parking & Tolls	1
Production Materials	2,847
Professional Fees	26,217
Subcontractors	2,650
Tech Subscriptions	42
Video Production	9,013

TOTAL EXPENSES	67,662

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	32,338
BEFORE PROVISION FOR INCOME TAXES
INCOME TAXES
Federal	6,720
State	-
NET INCOME (LOSS)	25,618

RETAINED EARNINGS AT BEGINNING OF PERIOD	-

RETAINED EARNINGS AT END OF PERIOD	$25,618

EARNINGS PER SHARE
Earnings per common share	$0.06
Income from continuing operations Net income - Net of tax	$25,618

See accompanying notes to financial statements.

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HYGIENIC DRESS LEAGUE CORP.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

Period Ended December 31, 2021

	Common	Additional	Retained	Total
	Stock	Paid in Capital	Earnings	Stockholders' Equity
BALANCES, October 16, 2021	$-	$-	$-	$-
Issuance of common stock	400	299,600	-	300,000
Net Income	-	-	25,618	25,618

BALANCES, December 31, 2021	$400	$299,600	$25,618	$325,618

See accompanying notes to the financial statements.

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STATEMENTS OF CASH FLOWS

HYGIENIC DRESS LEAGUE CORP.

STATEMENT OF CASH FLOWS

For the Period October 16, 2021 (Date of Inception) to December 31, 2021

CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income	$25,618

Adjustments to reconcile net loss to net
cash used by operating activities :
Depreciatiom Expense	968
Increase (decrease) in:
Accounts payable	6,025
Income tax payable	6,720
Shareholder Loans	3,312
NET CASH USED BY
OPERATING ACTIVITIES	42,643

CASH FLOW FROM INVESTING ACTIVITIES
Purchases of Fixtures and Equipment	(9,678)
NET CASH USED BY
INVESTING ACTIVITIES	(9,678)

CASH FLOWS FROM FINANCINING ACTIVITIES:
Issuance of Common Stock	400
Capital contributions	299,600
NET CASH PROVIDED BY
FINANCING ACTIVITIES	300,000

NET INCREASE IN CASH	332,965

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$332,965

See accompanying notes to financial statements.

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NOTES TO FINANCIAL STATEMENTS

HYGIENIC DRESS LEAGUE CORP.

NOTES TO FINANCIAL STATEMENTS

OCTOBER 16, 2021 TO DECEMBER 31, 2021

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

Hygienic Dress League Corp., a Corporation, was incorporated in Delaware on November 30, 2021. Their headquarters are located in New Castle, Delaware. The Company is an art concept company developing and selling art based Non-Fungible Tokens (NFTs). NFTs are an emerging technology and the market around them is still developing.

Basis of Accounting

The financial statements of the Company have been prepared on the accrual basis of accounting.

Cash and Cash Equivalents

Cash and cash equivalents are stated at cost, which approximates market. Cash and cash equivalents include cash in banks, and other investments with original maturities of less than three months from the date of purchase.

Use of Estimates

The preparation of the Company’s financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

Income Taxes

The Company is a ‘C’ Corporation for income tax purposes. Corporations maintaining a statutory corporate office in Delaware but not doing business within the state are exempted from the payment of income tax and the filing of returns. Therefore, no income tax provision is necessary for Delaware. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to the difference between the bases of long-term contracts for financial reporting and income tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of December 31, 2021, there were no deferred taxes or tax deferred differences. In evaluating the Company’s tax provisions and accruals, future taxable income, and the reversal of temporary differences, interpretations and tax planning strategies are considered. The Company believes its estimates are appropriate based on current facts and circumstances.

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-09, revenue from Contracts with Customers (“ASU 2014-09”), which is codified is ASC 606, Reveue Recognition – Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 is to recognize revenue when promised goods or services are transferred to customers in an amount that reflects consideration to which an entity expects to be entitled for those goods or services. The Terms of Use governing the relationship between the Company and its customers does not constitute a contract under ASC 606 because each party has the unilateral enforceable right to terminate a wholly unperformed contract without compensating the other party. Therefore, all revenue is recognized on a transaction by transaction basis when:

-	No performance obligations remain
-	Substantially all consideration has been received.

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HYGIENIC DRESS LEAGUE CORP.

NOTES TO FINANCIAL STATEMENTS

OCTOBER 16, 2021 TO DECEMBER 31, 2021

Fair Value

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date. In determining fair value, the Company uses various valuation methods. The accounting standards establish a fair value hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the 11 most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company's assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The fair value hierarchy is categorized into three levels based on the inputs as follows:

-	Level 1: Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.
-	Level 2: Valuations are based on quoted prices in markets that are not active or for which not all significant inputs are observable, either directly or indirectly.
-	Level 3: Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary from investment to investment and is affected by a wide variety of factors including, the type of investment, whether the investment is new and not yet established in the marketplace, and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Those estimated values do not necessarily represent the amounts that may be ultimately realized due to the occurrence of future circumstances that cannot be reasonably determined.

Because of the inherent uncertainty of valuation, estimated values may be materially higher or lower than the values that would have been used had a ready market for the assets existed. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for securities categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement in its entirety falls, is determined based on the lowest level input that is significant to the fair value measurement.

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HYGIENIC DRESS LEAGUE CORP.

NOTES TO FINANCIAL STATEMENTS

OCTOBER 16, 2021 TO DECEMBER 31, 2021

Financial assets and liabilities not measured and recorded at fair values include cash and cash equivalents, accounts receivables, accounts payable, accrued liabilities, due from affiliates and other liabilities. These financial assets and liabilities are carried at cost, which approximates their fair value due to the short-term nature of the accounts.

Advertising & Marketing

The Company expenses advertising and marketing costs as they are incurred. Advertising expenses for the period ended December 31, 2021 were $21,212.

Property and Equipment

Depreciation of property and equipment is provided on the straight-line method. Expenditures for maintenance and repairs are charged against other operations. Renewals and betterments that materially extend the life of the asset are capitalized.

NOTE B- PROPERTY & EQUIPMENT

The following is a summary of property and equipment as of December 31, 2021 – at cost, less accumulated depreciation:

Fixtures & Equipment	$9,678
Less: Accumulated Depreciation	(968)
Net Property and Equipment	$8,710

Depreciation expense for the period October 16, 2021 to December 31, 2021 was $968.

NOTE C - RELATED PARTY TRANSACTIONS

The Company owes $3,312 in Shareholder loans to Steve Coy and Dorata Coy who are each 50% owners of Hygienic Dress League Corp. There are no specific payment terms on this shareholder loan.

Additionally, during the period ended December 31, 2021 the Company entered into a Simple Agreement for Future Equity (“SAFE”) agreement with one investor, The Josef Guzowski 2020 Family Trust u/a/d 12/29/2020. The SAFE agreement certifies that in exchange for payment by the Trust of $500,000, the Company will issue to the investor the right to certain shares of the Company’s Capital stock subject to terms listed therein. The Company received $300,000 of this investment on December 21, 2021 and is included in Additional Paid in Capital on the Balance Sheet as of December 31, 2021.

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HYGIENIC DRESS LEAGUE CORP.

NOTES TO FINANCIAL STATEMENTS

OCTOBER 16, 2021 TO DECEMBER 31, 2021

NOTE D – INCOME TAXES

Federal
Current/AMT	$6,720
Deferred	0
State/Local
Current	0
Deferred	0
Net Income Tax Provision	$6,720

NOTE E – SUBSEQUENT EVENTS

Management has evaluated the effects of subsequent events that have occurred subsequent to December 31, 2021 through February 18, 2022, which is the financial statement issuance date.

Subsequent to the financial statement issuance date, February 18, 2022, the Company Plans to file an application with the Securities and Exchange Commission (“SEC”) for a Regulation A+ exemption to issue securities. If approved, this would allow for the issuance of up to $75 million of securities in a 12-month period. This would permit members of the public, subject to conditions, to participate in the offering. The Company believes this application is the first of its kind before the SEC. The Company is expected to receive the remaining $200,000 of the $500,000 agreed SAFE investment once the Company files a Regulation A+ application with the SEC. In exchange, for the remaining $200,000 investment, the investor will receive 10,000 shares of Class B Common Stock. The $200,000 remaining investment receivable is contingent upon qualification of this offering with the SEC.

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PART III

EXHIBITS

Index to Exhibits

Exhibit Number	Description
1A-2A	Certificate of Incorporation**
1A-2B	Bylaws**
1A-4	Subscription Agreement**
1A-6.1	Material Contract-NFT Drop Agreement**
1A-6.2	Material Contract-Securitize Platform Services Agreement**
1A-6.3	Material Contract-Public Relations Agreement**
1A-6.4	Material Contract-Securitize Markets Agreement**
1A-6.5	Material Contract-PR Proposal**
1A-6.6	Material Contract – NFT Art Commission Agreement*
1A-6.7	Material Contract – NFT Purchase and License Agreement*
1A-10	Power of Attorney Letter**
1A-11.1	Form of Consent of Bull Blockchain Law LLC**
1A-11.2	Form of Consent of Jennifer L. Anderson, LLC CPA*
1A-12	Legal Opinion of Counsel**
1A-13.1	Testing the Waters Material- 2/28/22*
1A-13.2	Testing the Waters Material- 3/8/22*

*       Filed herewith

**       Previously filed.

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SIGNATURES

Pursuant to the requirements of Regulation A, the registrant caused this amended Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized on September 28th, 2022.

HYGIENIC DRESS LEAGUE CORP.

By:	/s/Steve Coy
Steve Coy
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steve Coy as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Hygienic Dress League Corp.) to sign any or all amendments (including post-effective amendments) to this offering statement and any and all supplements thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Regulation A, this amended Form 1-A has been signed by the following persons in the capacities indicated on September 28th, 2022:

Name	Title

/s/Dorota Coy	Co-CEO and Director
Dorota Coy

/s/Steve Coy	Co-CEO, Director, Principal Financial & Accounting Officer
Steve Coy